IndyMac INDX Mortgage Loan Trust 2007-AR13

Final Term Sheet

[IndyMac Bank, F.S.B. LOGO]

$525,736,100 (Approximate)

IndyMac MBS, Inc.
Depositor

IndyMac Bank, F.S.B.
Sponsor, Seller and Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED MAY 30, 2007

IndyMac INDX Mortgage Loan Trust 2007-AR13

$525,736,100
Distributions are payable monthly on the 25th day of each month, beginning June 25, 2007

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance(1)	Pass-Through Rate	Class	Initial Class Certificate Balance / Initial(1)	Pass-Through Rate
Class 1-A-1	$18,437,000	Variable(2)	Class C-M	$44,359,000	Variable(2)
Class 2-A-1	$48,999,900	Variable(2)	Class A-R	$100	Variable(2)
Class 3-A-1	$173,820,000	Variable(2)	Class B-1	$19,764,000	Variable(2)
Class 3-X	$173,820,000(3)	0.250%	Class B-2	$10,558,000	Variable(2)
Class 4-A-1	$204,385,000	Variable(2)	Class B-3	$5,414,000	Variable(2)
Class 4-X	$204,385,000(3)	0.250%
__________
(1)      This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)      The pass-through rates are calculated as described in this free writing prospectus under “Summary—Description of the Certificates.”
(3)      The Class 3-X and Class 4-X Certificates are interest only, notional amount certificates.  The initial notional amounts for the Class 3-X and Class 4-X Certificates are set forth in the table above but are not included in the aggregate class certificate balance of the offered certificates.

Summary

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of an offering of the certificates, carefully read this entire document and the accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision.

Issuing Entity

IndyMac INDX Mortgage Loan Trust 2007-AR13, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank.  Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee

Deutsche Bank National Trust Company, a national banking association.  The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention:  Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN07AD, and its telephone number is (714) 247-6000.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of May 1, 2007 among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For each mortgage loan, the later of May 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about May 30, 2007.

The Mortgage Loans

The mortgage pool will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four- family residential properties.  The mortgage loans will be divided into four groups.  Each group of mortgage loans is referred to as a “loan group.”

The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the mortgage rate is adjustable, based on a specified index.  The aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date is expected to be approximately as follows:

Loan Group	Aggregate Principal Balance ($)	Fixed Rate Period (months)
1	$20,372,762	36
2	$54,143,542	36
3	$214,593,626	60
4	$252,328,853	60

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance	$20,372,762

Geographic Concentrations in excess of 10%:

California	37.43%

Florida	20.78%

Weighted Average Original LTV Ratio	76.05%

Weighted Average Mortgage Rate	6.619%

Range of Mortgage Rates	5.000% to 10.000%

Average Current Principal Balance	$286,940

Range of Current Principal Balances	$40,000 to $1,500,000

Weighted Average Remaining Term to Maturity	359 months

Weighted Average FICO Credit Score*	695

Weighted Average Gross Margin	2.878%

Weighted Average Maximum Mortgage Rate	12.619%

Weighted Average Minimum Mortgage Rate	2.878%

Range of Months to Next Rate Adjustment Date	31 to 37
____________________
* Not including the mortgage loans for which the FICO Credit Score was not available.

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance	$54,143,542

Geographic Concentrations in excess of 10%:

California	42.17%

Weighted Average Original LTV Ratio	72.00%

Weighted Average Mortgage Rate	6.481%

Range of Mortgage Rates	5.000% to 10.000%

Average Current Principal Balance	$470,813

Range of Current Principal Balances	$50,328 to $3,000,000

Weighted Average Remaining Term to Maturity	359 months

Weighted Average FICO Credit Score*	722

Weighted Average Gross Margin	2.821%

Weighted Average Maximum Mortgage Rate	12.481%

Weighted Average Minimum Mortgage Rate	2.821%

Range of Months to Next Rate Adjustment Date	29 to 37
____________________
* Not including the mortgage loans for which the FICO Credit Score was not available.

As of the cut-off date, the mortgage loans in loan group 3 had the following characteristics:

Aggregate Current Principal Balance	$214,593,626

Geographic Concentrations in excess of 10%:

California	52.80%

Weighted Average Original LTV Ratio	76.81%

Weighted Average Mortgage Rate	6.485%

Range of Mortgage Rates	5.000% to 9.250%

Average Current Principal Balance	$488,824

Range of Current Principal Balances	$30,720 to $1,470,000

Weighted Average Remaining Term to Maturity	360 months

Weighted Average FICO Credit Score*	714

Weighted Average Gross Margin	2.804%

Weighted Average Maximum Mortgage Rate	11.486%

Weighted Average Minimum Mortgage Rate	2.804%

Range of Months to Next Rate Adjustment Date	56 to 61
____________________
* Not including the mortgage loans for which the FICO Credit Score was not available.

As of the cut-off date, the mortgage loans in loan group 4 had the following characteristics:

Aggregate Current Principal Balance	$252,328,853

Geographic Concentrations in excess of 10%:

California	55.70%

Weighted Average Original LTV Ratio	78.03%

Weighted Average Mortgage Rate	7.145%

Range of Mortgage Rates	6.500% to 10.375%

Average Current Principal Balance	$424,796

Range of Current Principal Balances	$16,942 to $1,499,999

Weighted Average Remaining Term to Maturity	360 months

Weighted Average FICO Credit Score*	678

Weighted Average Gross Margin	2.821%

Weighted Average Maximum Mortgage Rate	12.145%

Weighted Average Minimum Mortgage Rate	2.821%

Range of Months to Next Rate Adjustment Date	55 to 61

____________________
* Not including the mortgage loans for which the FICO Credit Score was not available.

As of the cut-off date, the mortgage loans in loan group 3 and loan group 4 combined had the following characteristics:

Aggregate Current Principal Balance	$466,922,479

Geographic Concentrations in excess of 10%:

California	54.37%

Weighted Average Original LTV Ratio	77.47%

Weighted Average Mortgage Rate	6.842%

Range of Mortgage Rates	5.000% to 10.375%

Average Current Principal Balance	$452,006

Range of Current Principal Balances	$16,942 to $1,499,999

Weighted Average Remaining Term to Maturity	360 months

Weighted Average FICO Credit Score*	695

Weighted Average Gross Margin	2.813%

Weighted Average Maximum Mortgage Rate	11.842%

Weighted Average Minimum Mortgage Rate	2.813%

Range of Months to Next Rate Adjustment Date	55 to 61
____________________
* Not including the mortgage loans for which the FICO Credit Score was not available.

As of the cut-off date, the mortgage loans, in the aggregate, had the following characteristics:

Aggregate Current Principal Balance	$541,438,783
Geographic Concentrations in excess of 10%:
California	52.51%
Weighted Average Original LTV Ratio	76.87%
Weighted Average Mortgage Rate	6.798%

Range of Mortgage Rates	5.000% to 10.375%
Average Current Principal Balance	$444,166
Range of Current Principal Balances	$16,942 to $3,000,000
Weighted Average Remaining Term to Maturity	360 months
Weighted Average FICO Credit Score*	698
Weighted Average Gross Margin	2.816%
Weighted Average Maximum Mortgage Rate	11.935%
Weighted Average Minimum Mortgage Rate	2.816%
Range of Months to Next Rate Adjustment Date	29 to 61
____________________
* Not including the mortgage loans for which the FICO Credit Score was not available.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Related Loan Group	Initial Class Certificate Balance (1)	Type	Final Scheduled Distribution Date	Modeled Final Distribution Date	Initial Rating (Moody’s/S&P) (2)
Offered Certificates
1-A-1	1	$18,437,000	Senior/Variable Rate	July 1, 2037	April 25, 2037	Aaa/AAA
2-A-1	2	$48,999,000	Senior/Variable Rate	July 1, 2037	April 25, 2037	Aaa/AAA
3-A-1	3	$173,820,000	Senior/Super Senior/Variable Rate	July 1, 2037	May 25, 2037	Aaa/AAA
3-X	3	$173,820,000 (5)	Senior/Notional Amount/Interest Only/Fixed Rate	July 1, 2037	May 25, 2037	Aaa/AAA
4-A-1	4	$204,385,000	Senior/Super Senior/Variable Rate	July 1, 2037	May 25, 2037	Aaa/AAA
4-X	4	$204,385,000 (5)	Senior/Notional Amount/Interest Only/Fixed Rate	July 1, 2037	May 25, 2037	Aaa/AAA
C-M	3 and 4	$44,359,000	Senior/Support/ Variable Rate/Component	July 1, 2037	May 25, 2037	Aaa/AAA
A-R	1	$100	Senior/REMIC Residual	July 1, 2037	June 25, 2007	NR/AAA
B-1	1, 2, 3 and 4	$19,764,000	Subordinate/ Variable Rate	July 1, 2037	May 25, 2037	Aa2/AA
B-2	1, 2, 3 and 4	$10,558,000	Subordinate/ Variable Rate	July 1, 2037	May 25, 2037	A2/A
B-3	1, 2, 3 and 4	$5,414,000	Subordinate/ Variable Rate	July 1, 2037	May 25, 2037	Baa2/BBB

Non-Offered Certificates(6)
Class P	1, 2, 3 and 4	$100	Prepayment Charges	N/A	N/A	N/A
Class L	1, 2, 3 and 4	N/A	Late Payment Fees	N/A	N/A	N/A
Class B-4	1, 2, 3 and 4	$6,768,000	Subordinate/ Variable Rate	July 1, 2037	May 25, 2037	NR/BB
Class B-5	1, 2, 3 and 4	$4,873,000	Subordinate/ Variable Rate	July 1, 2037	May 25, 2037	NR/B
Class B-6	1, 2, 3 and 4	$4,061,682	Subordinate/ Variable Rate	July 1, 2037	May 25, 2037	NR/NR
____________________
(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).  These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)	The notional amount of this class of certificates will be calculated as described in this free writing prospectus under “Description of the Certificates—Notional Amount Certificates.”

(4)
The Class P, Class L, Class B-4, Class B-5 and Class B-6 Certificates are not offered by this free writing prospectus.  The Class P Certificates will be entitled to receive all prepayment charges collected on the mortgage loans.  The Class L Certificates will be entitled to receive all late payment fees collected on the mortgage loans.  Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Initial Pass-Through Rate (1)	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
1-A-1	6.162364370%	(2)	calendar month (3)	30/360 (4)
2-A-1	6.064800124%	(2)	calendar month (3)	30/360 (4)
3-A-1	5.813413253%	(5)	calendar month (3)	30/360 (4)
3-X	0.250000000%	0.250%	calendar month (3)	30/360 (4)
4-A-1	6.457522803%	(6)	calendar month (3)	30/360 (4)
4-X	0.250000000%	0.250%	calendar month (3)	30/360 (4)
C-M	6.411495810%	(7)	calendar month (3)	30/360 (4)
A-R	6.162364370%	(8)	calendar month (3)	30/360 (4)
B-1	6.070646367%	(9)	calendar month (3)	30/360 (4)
B-2	6.070646367%	(9)	calendar month (3)	30/360 (4)
B-3	6.070646367%	(9)	calendar month (3)	30/360 (4)

Non-Offered Certificates
Class P	(10)	(10)	N/A	N/A
Class L	(10)	(10)	N/A	N/A
Class B-4	6.070646367%	(9)	calendar month (3)	30/360 (4)
Class B-5	6.070646367%	(9)	calendar month (3)	30/360 (4)
Class B-6	6.070646367%	(9)	calendar month (3)	30/360 (4)
____________________
(1)	Reflects the expected pass-through rate as of the closing date.

(2)
The pass-through rate for this Class of Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in the related loan group.

(3)	These certificates will settle with accrued interest.

(4)	Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(5)
The pass-through rate for the Class 3-A-1 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 3 minus the pass-through rate for the Class 3-X Certificates.

(6)
The pass-through rate for the Class 4-A-1 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 4 minus the pass-through rate for the Class 4-X Certificates.

(7)
The pass-through rate for the Class C-M Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average of the pass-through rate on its components.  The pass-through rate on each component for the interest accrual period for each distribution date will equal the weighted average adjusted net mortgage rate of the mortgage loans in the related loan group.

(8)
The pass-through rate for the Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1.

(9)
The pass-through rate for each class of subordinated certificates for the interest accrual period for any distribution date will equal (i) the sum of the following for each loan group: the product of (x) the weighted average adjusted net mortgage rate of the mortgage loans in that loan group as of the first day of the prior calendar month and (y) the related assumed balance, divided by (ii) the sum of the assumed balance for each loan group immediately prior to that distribution date.

(10)	The Class P and Class L Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Class of Certificates
Senior Certificates:	Group 1 Certificates, Group 2 Certificates, Group 3 Certificates and Group 4 Certificates
Subordinate Certificates:	Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates
Group 1 Certificates	Class 1-A-1 and Class A-R Certificates
Group 2 Certificates	Class 2-A-1 Certificates
Group 3 Certificates	Class 3-A-1 and Class 3-X Certificates and Class C-M-1 Component
Group 4 Certificates	Class 4-A-1 and Class 4-X Certificates and Class C-M-2 Component
Offered Certificates:	Group 1 Certificates, Group 2 Certificates, Group 3 Certificates, Group 4 Certificates, Class B-1, Class B-2 and Class B-3, Certificates
Super Senior Certificates	Class 3-A-1 and Class 4-A-1 Certificates
Support Components	Class C-M-1 and Class C-M-2 Component
Private Certificates:	Class P, Class L, Class B-4, Class B-5 and Class B-6
Components:	Class C-M-1 and Class C-M-2 Components

Record Date

The last business day of the month preceding the month of a distribution date.

Denominations

The senior certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1,000.

Class B-1, Class B-2 and Class B-3 Certificates:

$25,000 and multiples of $1,000.

Class A-R Certificates:

$100.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form.  Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates:

Fully registered certificated form.  The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing supplement and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for June 25, 2007.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates and component is shown in the table on page S-9.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class and component of certificates will be entitled to receive:

•
interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance, notional amount or component balance immediately prior to that distribution date; plus

•	any interest remaining unpaid from prior distribution dates; minus

•	any net interest shortfalls allocated to that class or component for that distribution date.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan.  The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans in a loan group exceeds the amount of the reduction in the servicer’s servicing compensation, the interest entitlement for each related class and component of certificates will be reduced proportionately by the amount of this excess.

For each class of certificates, any unpaid interest amount (which is interest due, but not distributed, on a prior distribution date) will be distributable as and to the extent described in this free writing prospectus.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class and component of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group resulting from:

•	prepayments on the mortgage loans; and

•	reductions in the interest rate on the related mortgage loans due to Servicemembers Civil Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes and component of the related senior certificates based on their respective entitlements and the classes of subordinated certificates, based on interest accrued on each such subordinated class’ share of the assumed balance, as described more fully in this free writing prospectus under “Description of the Certificates — Interest,” in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes and component of certificates in the order described below under “— Priority of Distributions Among Certificates,” interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements.  Any unpaid interest amount will be carried forward and added to the amount holders of each affected class and component of certificates will be entitled to receive on the next distribution date.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loans in a loan group (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures;

•
net proceeds from the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to mortgage loans in that loan group;

•
partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer, and the compensating interest; and

•
any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the servicer during the applicable period.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

•	the servicing fee and additional servicing compensation;

•	the trustee fee due to the trustee;

•	any lender paid mortgage insurance premiums;

•	amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all late payment fees (which are distributable only to the Class L Certificates); and

•	all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement.

Any amounts paid from collections on the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan that will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will be 0.375% per annum.  The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, assumption fees and other similar charges (excluding prepayment charges and late payment fees), all investment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to the mortgage loans.

Source and Priority of Payments

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

•	to interest on each interest-bearing class or component of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

•
to principal of the classes of senior certificates and component relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

•
to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below; and

•	from any remaining available amounts, to the Class A-R Certificates.

Principal Distributions

Generally, principal collections from the mortgage loans in a loan group are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

•
in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance and component balance of the related senior certificates and component to the aggregate stated principal balance of the mortgage loans in that loan group and

•
in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates and component is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus, if the specified conditions are met.

Notwithstanding the foregoing,

•
no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied and

•
if the aggregate subordination percentage meets a certain threshold and certain conditions related to loss and delinquency performance of the mortgage loans in each loan group are satisfied (referred to as the “two-times test”), each senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their notional amount.

Senior Certificates:

On each distribution date, the principal amount for each loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the classes of senior certificates as follows:

•	with respect to loan group 1, sequentially, to the Class A-R and Class 1-A-1 Certificates, in that order, until their respective class certificate balances are reduced to zero.

•	with respect to loan group 2, to the Class 2-A-1 Certificates, until its class certificate balance is reduced to zero.

•	with respect to loan group 3, concurrently, to the Class 3-A-1 Certificates and Class C-M-1 Component, pro rata, until the class certificate balance and component balance thereof are reduced to zero.

•	with respect to loan group 4, concurrently, to the Class 4-A-1 Certificates and Class C-M-2 Component, pro rata, until the class certificate balance and component balance thereof are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the classes of subordinated certificates in order of their distribution priorities, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero.  Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount from all loan groups; provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), the restricted class will not receive distributions of principal prepayments.  Instead, the portion of principal prepayments otherwise distributable to the restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement.  If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan in lieu of refinancing at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification.  In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates.  Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of certificates with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates and component (other than the notional amount certificates) in accordance with the priorities set forth under “Description of the Certificates—Allocation of Losses.”  However, any realized losses on the mortgage loans in a loan group that would otherwise be allocated to the related class of super senior certificates will instead be allocated to the related component of support certificates until its component balance is reduced to zero.

Additionally, as described above under “—Principal Distributions,” unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates’ pro rata percentage interest in the mortgage loans in that loan group).  This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If the senior certificates and component of one group have been paid in full before the senior certificates and component of the other groups, all principal on the mortgage loans related to the senior certificate group that was paid in full will be distributed to the remaining senior certificates and component on a pro rata basis.  However, those distributions will not be made if the level of subordination provided to the senior certificates has doubled from the original level and the delinquency performance of the mortgage loans satisfies the test described in this free writing supplement under “Description of the Certificates—Cross-Collateralization.”

If on any distribution date the aggregate class certificate balance and component balance of the senior certificates and component of a senior certificate group, after giving effect to distributions to be made on that distribution date, is greater than the aggregate stated principal balance of the mortgage loans in the related loan group (any such group, an “undercollateralized group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, until the aggregate class certificate balance and component balance of the senior certificates of the undercollateralized group equals the aggregate stated principal balance of the mortgage loans in that loan group (such distribution, an “undercollateralization distribution”).  If the senior certificates of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan groups remaining after all required amounts for that distribution date have been distributed to the senior certificates of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this “—Cross-Collateralization” section will be made in accordance with the priorities set forth below under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” and “— Subordinated Principal Distribution Amount.”

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will comprise one or more real estate mortgage investment conduits in a tiered structure.  The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC.  Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest.  The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class L and Class A-R Certificates, will represent the regular interests in the Master REMIC.  The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

ERISA Considerations

The offered certificates (other than the Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

Loan Group 1

Mortgage Rates for the Group 1 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
4.501 – 5.000	2	$630,720.00	3.10%	5.000%	736	$315,360.00	80.00%
5.001 – 5.500	5	1,948,000.00	9.56	5.315	682	389,600.00	80.00
5.501 – 6.000	10	5,254,998.82	25.79	5.811	727	525,499.88	70.97
6.001 – 6.500	8	2,737,363.96	13.44	6.351	681	342,170.50	71.78
6.501 – 7.000	11	3,391,437.83	16.65	6.813	682	308,312.53	71.62
7.001 – 7.500	13	2,737,340.16	13.44	7.271	705	210,564.63	81.25
7.501 – 8.000	10	1,816,002.25	8.91	7.815	663	181,600.23	80.52
8.001 – 8.500	5	989,302.75	4.86	8.250	687	197,860.55	82.57
8.501 – 9.000	5	416,400.00	2.04	8.733	656	83,280.00	90.11
9.001 – 9.500	1	110,200.00	0.54	9.170	620	110,200.00	95.00
9.501 – 10.000	1	340,996.07	1.67	10.000	656	340,996.07	95.00
Total	71	$20,372,761.84	100.00%
____________________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans was approximately 6.619% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans net of the insurance premiums charged by the lender was approximately 6.544% per annum.

Current Principal Balances for the Group 1 Mortgage Loans(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
0.01 – 50,000.00	2	$88,450.00	0.43%	7.771%	657	$44,225.00	66.51%
50,000.01 – 100,000.00	8	633,681.54	3.11	8.092	685	79,210.19	79.84
100,000.01 – 150,000.00	14	1,771,380.20	8.69	7.226	678	126,527.16	80.92
150,000.01 – 200,000.00	7	1,268,865.43	6.23	7.506	654	181,266.49	81.38
200,000.01 – 250,000.00	8	1,859,728.86	9.13	6.521	678	232,466.11	81.80
250,000.01 – 300,000.00	6	1,613,935.93	7.92	7.142	694	268,989.32	80.00
300,000.01 – 350,000.00	4	1,324,996.07	6.50	8.575	670	331,249.02	87.62
350,000.01 – 400,000.00	7	2,615,939.58	12.84	5.887	708	373,705.65	80.00
400,000.01 – 450,000.00	3	1,243,663.60	6.10	6.820	667	414,554.53	80.00
450,000.01 – 500,000.00	5	2,362,500.00	11.60	5.577	673	472,500.00	80.00
500,000.01 – 550,000.00	2	1,030,640.00	5.06	5.814	745	515,320.00	80.00
600,000.01 – 650,000.00	1	609,996.25	2.99	5.875	767	609,996.25	76.03
650,000.01 – 700,000.00	1	700,000.00	3.44	6.750	706	700,000.00	61.91
700,000.01 – 750,000.00	1	749,984.38	3.68	6.375	715	749,984.38	50.00
950,000.01 – 1,000,000.00	1	999,000.00	4.90	6.750	677	999,000.00	66.60
1,250,000.01 – 1,500,000.00	1	1,500,000.00	7.36	5.875	773	1,500,000.00	50.00
Total	71	$20,372,761.84	100.00%
____________________
(1)	As of the Cut-off Date, the average principal balance of the Group 1 Mortgage Loans was approximately $286.940.

Original Loan-to-Value Ratios for the Group 1 Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
30.01 – 40.00	2	$139,969.21	0.69%	7.893%	668	$69,984.61	37.71%
40.01 – 50.00	2	2,249,984.38	11.04	6.042	754	1,124,992.19	50.00
50.01 – 60.00	1	145,321.63	0.71	6.625	729	145,321.63	55.96
60.01 – 70.00	2	1,699,000.00	8.34	6.750	689	849,500.00	64.67
70.01 – 80.00	50	14,189,133.10	69.65	6.434	692	283,782.66	79.71
80.01 – 90.00	5	454,156.67	2.23	8.331	646	90,831.33	89.26
90.01 – 100.00	9	1,495,196.85	7.34	8.453	658	166,132.98	95.00
Total	71	$20,372,761.84	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 76.05%.

Original Term to Stated Maturity for the Group 1 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
360	71	$20,372,761.84	100.00%	6.619%	695	$286,940.31	76.05%
Total	71	$20,372,761.84	100.00%

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans(1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
355	1	$104,680.46	0.51%	7.375%	N/A	$104,680.46	80.00%
357	2	242,468.03	1.19	7.179	730	121,234.02	86.79
358	9	1,742,826.23	8.55	7.017	680	193,647.36	82.11
359	44	13,846,407.12	67.97	6.520	695	314,691.07	73.50
360	15	4,436,380.00	21.78	6.726	700	295,758.67	80.96
Total	71	$20,372,761.84	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 1 Mortgage Loans was approximately 359 months.

Geographic Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Alabama	1	$48,450.00	0.24%	7.375%	652	$48,450.00	95.00%
California	20	7,626,477.09	37.43	5.913	701	381,323.85	78.02
Delaware	1	147,920.00	0.73	6.875	652	147,920.00	80.00
Florida	15	4,232,615.77	20.78	7.019	703	282,174.38	70.45
Georgia	4	1,052,680.46	5.17	7.493	711	263,170.12	84.73
Indiana	3	198,200.00	0.97	8.793	670	66,066.67	88.31
Maryland	1	198,000.00	0.97	7.750	651	198,000.00	79.84
Michigan	4	570,476.67	2.80	6.835	672	142,619.17	83.99
Nevada	2	467,100.00	2.29	6.010	654	233,550.00	80.00
New Jersey	1	410,063.60	2.01	7.000	634	410,063.60	80.00
New York	3	993,135.93	4.87	6.627	707	331,045.31	80.00
North Carolina	2	149,748.03	0.74	8.067	751	74,874.02	78.17
Ohio	1	999,000.00	4.90	6.750	677	999,000.00	66.60
Pennsylvania	2	325,895.43	1.60	8.257	627	162,947.72	81.55
South Carolina	2	1,129,923.96	5.55	6.291	705	564,961.98	60.09
Texas	5	794,712.33	3.90	7.245	715	158,942.47	81.40
Virginia	2	376,362.57	1.85	6.539	652	188,181.29	80.00
Washington	2	652,000.00	3.20	8.250	695	326,000.00	80.00
Total	71	$20,372,761.84	100.00%

Mortgagors’ FICO Credit Scores for the Group 1 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Not available	1	$104,680.46	0.51%	7.375%	N/A	$104,680.46	80.00%
620 – 639	9	1,808,028.27	8.87	7.598	629	200,892.03	87.92
640 – 659	10	2,135,436.07	10.48	7.149	649	213,543.61	82.38
660 – 679	20	5,305,378.79	26.04	6.499	668	265,268.94	76.89
680 – 699	9	2,490,100.04	12.22	6.429	686	276,677.78	80.00
700 – 719	10	3,938,241.15	19.33	6.701	709	393,824.12	71.07
720 – 739	3	653,321.63	3.21	6.422	730	217,773.88	74.65
740 – 759	2	381,138.40	1.87	6.950	749	190,569.20	80.00
760 – 779	3	2,620,636.25	12.86	5.826	772	873,545.42	61.90
780 – 799	3	861,748.03	4.23	6.352	788	287,249.34	81.91
800 – 819	1	74,052.75	0.36	8.250	803	74,052.75	95.00
Total	71	$20,372,761.84	100.00%
____________________
(1)
As of the Cut-off Date, the weighted average FICO Credit Score of the Group 1 Mortgage Loans (not including the Group 1 Mortgage Loans for which the FICO Credit Score was unavailable) was approximately 695.

Types of Mortgaged Properties for the Group 1 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
High rise Condominium	1	$110,200.00	0.54%	9.170%	620	$110,200.00	95.00%
Low rise Condominium	9	1,674,079.24	8.22	7.094	690	186,008.80	82.00
Planned Unit Development(PUD)	15	5,731,883.25	28.14	6.463	730	382,125.55	64.99
Single Family Residence	44	11,976,935.75	58.79	6.625	683	272,203.09	80.05
Two-Family Residence	2	879,663.60	4.32	6.333	659	439,831.80	80.00
Total	71	$20,372,761.84	100.00%

Purposes of the Group 1 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Purchase	49	$13,035,091.76	63.98%	6.520%	690	$266,022.28	80.89%
Refinance (Rate/Term)	10	4,290,971.06	21.06	6.385	721	429,097.11	65.57
Refinance (Cash Out)	12	3,046,699.02	14.95	7.372	680	253,891.59	70.12
Total	71	$20,372,761.84	100.00%

Occupancy Types for the Group 1 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Primary Home	60	$18,896,160.60	92.75%	6.505%	695	$314,936.01	75.61%
Secondary Home	1	104,680.46	0.51	7.375	N/A	104,680.46	80.00
Investment	10	1,371,920.78	6.73	8.136	695	137,192.08	81.79
Total	71	$20,372,761.84	100.00%
____________________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Group 1 Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Full/Alternate	20	$4,416,139.08	21.68%	6.951%	683	$220,806.95	79.44%
Stated Income	40	12,612,614.76	61.91	6.545	699	315,315.37	74.95
No Ratio	4	1,588,900.00	7.80	5.631	717	397,225.00	80.00
No Income/No Asset	3	1,046,250.00	5.14	7.081	695	348,750.00	67.20
No Doc	4	708,858.00	3.48	7.418	654	177,214.50	78.70
Total	71	$20,372,761.84	100.00%

Loan Age for the Group 1 Mortgage Loans(1)

Loan Age (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
0	15	$4,436,380.00	21.78%	6.726%	700	$295,758.67	80.96%
1	44	13,846,407.12	67.97	6.520	695	314,691.07	73.50
2	9	1,742,826.23	8.55	7.017	680	193,647.36	82.11
3	2	242,468.03	1.19	7.179	730	121,234.02	86.79
5	1	104,680.46	0.51	7.375	N/A	104,680.46	80.00
Total	71	$20,372,761.84	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 1 Mortgage Loans was approximately 1 month.

Loan Programs for the Group 1 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
3/1 LIBOR Fully Amortizing	18	$2,566,962.06	12.60%	7.347%	674	$142,609.00	80.68%
3/1 LIBOR 40/30 Balloon	13	2,601,601.17	12.77	7.866	666	200,123.17	81.27
3/1 LIBOR Interest Only	40	15,204,198.61	74.63	6.283	704	380,104.97	74.38
Total	71	$20,372,761.84	100.00%

Original Interest Only Terms of the Group 1 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	31	$5,168,563.23	25.37%	7.608%	670	$166,727.85	80.98%
120	40	15,204,198.61	74.63	6.283	704	380,104.97	74.38
Total	71	$20,372,761.84	100.00%

Prepayment Charge Terms and Type of the Group 1 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
12 Months – Hard	16	$6,160,703.99	30.24%	6.565%	727	$385,044.00	70.84%
24 Months – Hard	10	2,192,365.47	10.76	7.013	667	219,236.55	79.99
36 Months – Hard	45	12,019,692.38	59.00	6.575	684	267,104.28	78.01
Total	71	$20,372,761.84	100.00%

Gross Margins for the Group 1 Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.500 - 2.999	49	$15,048,905.35	73.87%	6.604%	707	$307,120.52	73.89%
3.000 - 3.499	15	4,295,309.58	21.08	6.136	663	286,353.97	80.00
3.500 - 3.999	4	421,450.00	2.07	8.505	650	105,362.50	91.85
4.000 - 4.499	2	483,196.07	2.37	9.632	649	241,598.04	93.53
4.500 - 4.999	1	123,900.84	0.61	7.125	708	123,900.84	80.00
Total	71	$20,372,761.84	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 1 Mortgage Loans was approximately 2.878%.

Months to Initial Adjustment Date for the Group 1 Mortgage Loans
Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
31 – 40	71	$20,372,761.84	100.00%	6.619%	695	$286,940.31	76.05%
Total	71	$20,372,761.84	100.00%

Maximum Mortgage Rates for the Group 1 Mortgage Loans(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
11.000 - 11.499	6	$2,194,720.00	10.77%	5.192%	698	$365,786.67	80.00%
11.500 - 11.999	9	4,626,998.82	22.71	5.744	731	514,110.98	69.75
12.000 - 12.499	7	3,089,523.96	15.16	6.204	688	441,360.57	72.72
12.500 - 12.999	11	3,254,321.63	15.97	6.704	684	295,847.42	70.92
13.000 - 13.499	15	3,382,746.36	16.60	7.197	695	225,516.42	81.35
13.500 - 13.999	9	1,589,004.22	7.80	7.741	652	176,556.02	79.56
14.000 - 14.499	7	1,367,850.78	6.71	8.181	694	195,407.25	83.06
14.500 - 14.999	5	416,400.00	2.04	8.733	656	83,280.00	90.11
15.000 - 15.499	1	110,200.00	0.54	9.170	620	110,200.00	95.00
16.000 - 16.499	1	340,996.07	1.67	10.000	656	340,996.07	95.00
Total	71	$20,372,761.84	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 1 Mortgage Loans was approximately 12.619%.

Initial Periodic Rate Cap for the Group 1 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.000	71	$20,372,761.84	100.00%	6.619%	695	$286,940.31	76.05%
Total	71	$20,372,761.84	100.00%

Subsequent Periodic Rate Cap for the Group 1 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.000	71	$20,372,761.84	100.00%	6.619%	695	$286,940.31	76.05%
Total	71	$20,372,761.84	100.00%

Origination Channel for the Group 1 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Mortgage Professionals	51	$13,792,537.38	67.70%	6.575%	700	$270,441.91	77.44%
Correspondent	20	6,580,224.46	32.30	6.713	685	329,011.22	73.14
Total	71	$20,372,761.84	100.00%

Loan Group 2

Mortgage Rates for the Group 2 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
4.501 - 5.000	1	$547,783.33	1.01%	5.000%	723	$547,783.33	80.00%
5.001 - 5.500	10	4,228,700.00	7.81	5.398	742	422,870.00	70.11
5.501 - 6.000	17	13,123,765.50	24.24	5.833	738	771,986.21	66.21
6.001 - 6.500	32	13,918,365.00	25.71	6.280	725	434,948.91	71.83
6.501 - 7.000	23	13,344,170.31	24.65	6.748	718	580,181.32	69.58
7.001 - 7.500	11	3,598,065.72	6.65	7.360	676	327,096.88	80.71
7.501 - 8.000	9	2,646,769.36	4.89	7.807	674	294,085.48	82.23
8.001 - 8.500	5	863,709.37	1.60	8.294	697	172,741.87	90.74
8.501 - 9.000	2	838,050.00	1.55	8.657	756	419,025.00	91.21
9.001 - 9.500	3	788,895.47	1.46	9.363	715	262,965.16	95.00
9.501 - 10.000	2	245,267.72	0.45	9.801	702	122,633.86	94.71
Total	115	$54,143,541.78	100.00%
____________________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2 Mortgage Loans was approximately 6.481% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2 Mortgage Loans net of the insurance premiums charged by the lender was approximately 6.446% per annum.

Current Principal Balances for the Group 2 Mortgage Loans(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
50,000.01 – 100,000.00	3	$156,474.78	0.29%	8.813%	682	$52,158.26	81.67%
100,000.01 – 150,000.00	5	653,369.73	1.21	6.794	704	130,673.95	72.91
150,000.01 – 200,000.00	13	2,282,921.67	4.22	7.063	722	175,609.36	75.53
200,000.01 – 250,000.00	14	3,104,640.67	5.73	7.333	686	221,760.05	78.05
250,000.01 – 300,000.00	8	2,219,457.47	4.10	7.193	739	277,432.18	72.33
300,000.01 – 350,000.00	8	2,586,650.00	4.78	6.741	711	323,331.25	85.02
350,000.01 – 400,000.00	8	2,996,599.00	5.53	6.323	703	374,574.88	79.37
400,000.01 – 450,000.00	9	3,819,721.50	7.05	6.779	676	424,413.50	76.51
450,000.01 – 500,000.00	6	2,811,800.00	5.19	6.512	713	468,633.33	76.47
500,000.01 – 550,000.00	9	4,794,256.96	8.85	6.109	718	532,695.22	74.94
550,000.01 – 600,000.00	5	2,889,700.00	5.34	6.109	755	577,940.00	79.71
600,000.01 – 650,000.00	4	2,553,050.00	4.72	6.423	763	638,262.50	77.70
650,000.01 – 700,000.00	4	2,698,000.00	4.98	6.601	665	674,500.00	71.55
700,000.01 – 750,000.00	4	2,884,400.00	5.33	6.678	699	721,100.00	82.43
750,000.01 – 800,000.00	1	760,000.00	1.40	6.000	704	760,000.00	80.00
850,000.01 – 900,000.00	3	2,595,000.00	4.79	6.083	726	865,000.00	74.90
900,000.01 – 950,000.00	1	920,000.00	1.70	6.250	793	920,000.00	51.11
950,000.01 – 1,000,000.00	3	2,920,000.00	5.39	6.205	733	973,333.33	41.91
1,000,000.01 – 1,250,000.00	3	3,270,000.00	6.04	5.835	773	1,090,000.00	59.74
1,250,000.01 – 1,500,000.00	3	4,227,500.00	7.81	6.082	733	1,409,166.67	73.11
3,000,000.00	1	3,000,000.00	5.54	6.750	755	3,000,000.00	50.00
Total	115	$54,143,541.78	100.00%
____________________
(1)	As of the Cut-off Date, the average principal balance of the Group 2 Mortgage Loans was approximately $470,813.

Original Loan-to-Value Ratios for the Group 2 Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
20.01 – 30.00	2	$1,960,000.00	3.62%	6.000%	738	$980,000.00	25.71%
30.01 – 40.00	3	786,262.00	1.45	6.488	754	262,087.33	35.46
40.01 – 50.00	2	3,155,000.00	5.83	6.689	756	1,577,500.00	49.92
50.01 – 60.00	11	5,349,650.63	9.88	6.088	726	486,331.88	55.14
60.01 – 70.00	13	7,926,204.68	14.64	5.984	724	609,708.05	66.32
70.01 – 80.00	61	28,142,409.88	51.98	6.483	717	461,350.98	78.99
80.01 – 90.00	12	3,655,677.04	6.75	6.617	698	304,639.75	87.47
90.01 – 100.00	11	3,168,337.55	5.85	8.309	729	288,030.69	94.47
Total	115	$54,143,541.78	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 72.00%.

Original Term to Stated Maturity for the Group 2 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
360	115	$54,143,541.78	100.00%	6.481%	722	$470,813.41	72.00%
Total	115	$54,143,541.78	100.00%

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans(1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
353	1	$304,000.00	0.56%	6.250%	751	$304,000.00	80.00%
354	1	370,000.00	0.68	7.375	634	370,000.00	79.57
356	1	130,369.73	0.24	7.500	660	130,369.73	90.00
357	1	244,000.00	0.45	6.875	742	244,000.00	80.00
358	14	5,780,778.90	10.68	6.243	759	412,912.78	76.83
359	65	31,324,068.15	57.85	6.500	717	481,908.74	70.81
360	32	15,990,325.00	29.53	6.500	720	499,697.66	72.00
Total	115	$54,143,541.78	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 Mortgage Loans was approximately 359 months.

Geographic Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Arizona	3	$843,766.50	1.56%	6.253%	690	$281,255.50	76.08%
California	40	22,832,977.33	42.17	6.084	734	570,824.43	72.07
Colorado	4	4,400,450.00	8.13	6.682	741	1,100,112.50	48.02
Florida	6	2,478,945.47	4.58	7.190	696	413,157.58	76.76
Georgia	5	1,480,345.00	2.73	7.556	733	296,069.00	90.27
Illinois	5	2,022,937.98	3.74	6.351	751	404,587.60	73.57
Kentucky	1	379,000.00	0.70	6.000	679	379,000.00	84.22
Maine	1	310,000.00	0.57	6.250	703	310,000.00	87.32
Maryland	2	516,000.00	0.95	6.855	651	258,000.00	86.04
Michigan	1	52,947.06	0.10	8.375	666	52,947.06	70.67
Minnesota	1	196,000.00	0.36	6.125	721	196,000.00	80.00
Missouri	1	161,500.00	0.30	7.875	745	161,500.00	85.00
Nevada	7	2,321,245.63	4.29	6.718	692	331,606.52	72.92
New Jersey	6	2,777,419.73	5.13	7.526	700	462,903.29	81.10
New York	14	5,247,790.00	9.69	6.831	711	374,842.14	75.63
North Carolina	2	1,304,920.00	2.41	5.709	705	652,460.00	58.80
Ohio	1	920,000.00	1.70	6.250	793	920,000.00	51.11
Pennsylvania	1	212,000.00	0.39	8.750	689	212,000.00	80.00
South Carolina	4	2,136,800.00	3.95	6.760	675	534,200.00	77.27
Texas	2	1,179,200.00	2.18	7.327	712	589,600.00	76.43
Utah	1	360,000.00	0.66	6.125	752	360,000.00	90.00
Virginia	5	1,527,027.72	2.82	5.785	696	305,405.54	71.07
Washington	2	482,269.36	0.89	6.843	725	241,134.68	82.78
Total	115	$54,143,541.78	100.00%

Mortgagors’ FICO Scores for the Group 2 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
620 - 639	11	$4,545,452.94	8.40%	7.009%	627	$413,222.99	71.10%
640 - 659	9	2,875,300.00	5.31	7.260	647	319,477.78	74.98
660 - 679	11	2,975,636.79	5.50	6.589	666	270,512.44	75.60
680 - 699	17	8,607,474.50	15.90	6.531	689	506,322.03	71.52
700 - 719	12	5,470,867.40	10.10	6.567	706	455,905.62	78.05
720 - 739	13	6,250,983.33	11.55	6.027	728	480,844.87	77.64
740 - 759	14	9,259,865.35	17.10	6.382	752	661,418.95	70.06
760 - 779	18	7,852,754.00	14.50	6.353	770	436,264.11	69.27
780 - 799	7	4,358,945.47	8.05	6.516	790	622,706.50	65.72
800 - 819	3	1,946,262.00	3.59	5.856	815	648,754.00	65.57
Total	115	$54,143,541.78	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 2 Mortgage Loans was approximately 722.

Types of Mortgaged Properties for the Group 2 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Low Rise Condominium	7	$2,519,267.73	4.65%	6.964%	741	$359,895.39	82.79%
Planned Unit Development (PUD)	21	12,430,611.50	22.96	6.345	713	591,933.88	70.63
Single Family Residence	78	35,226,916.56	65.06	6.460	724	451,627.14	70.92
Townhouse	1	417,000.00	0.77	6.500	648	417,000.00	69.50
Two-Family Residence	8	3,549,745.99	6.56	6.834	724	443,718.25	80.18
Total	115	$54,143,541.78	100.00%

Purposes of the Group 2 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Purchase	53	$23,611,474.35	43.61%	6.720%	722	$445,499.52	76.00%
Refinance (Rate/Term)	34	16,080,021.68	29.70	6.161	725	472,941.81	72.40
Refinance (Cash Out)	28	14,452,045.75	26.69	6.447	719	516,144.49	65.04
Total	115	$54,143,541.78	100.00%

Occupancy Types for the Group 2 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Primary Home	97	$48,097,385.04	88.83%	6.426%	720	$495,849.33	72.46%
Secondary Home	6	3,121,255.00	5.76	6.867	730	520,209.17	63.30
Investment	12	2,924,901.74	5.40	6.976	738	243,741.81	73.79
Total	115	$54,143,541.78	100.00%
____________________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Type for the Group 2 Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Full/Alternate	28	$14,031,256.23	25.91%	6.152%	734	$501,116.29	72.76%
Stated Income	52	22,250,278.32	41.09	6.604	712	427,889.97	77.58
No Ratio	15	6,687,931.99	12.35	6.522	730	445,862.13	78.07
No Income/No Asset	7	3,222,492.69	5.95	6.502	702	460,356.10	68.98
No Doc	13	7,951,582.55	14.69	6.677	731	611,660.20	51.20
Total	115	$54,143,541.78	100.00%

Loan Age for the Group 2 Mortgage Loans(1)

Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
0	32	$15,990,325.00	29.53%	6.500%	720	$499,697.66	72.00%
1	65	31,324,068.15	57.85	6.500	717	481,908.74	70.81
2	14	5,780,778.90	10.68	6.243	759	412,912.78	76.83
3	1	244,000.00	0.45	6.875	742	244,000.00	80.00
4	1	130,369.73	0.24	7.500	660	130,369.73	90.00
6	1	370,000.00	0.68	7.375	634	370,000.00	79.57
7	1	304,000.00	0.56	6.250	751	304,000.00	80.00
Total	115	$54,143,541.78	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 2 Mortgage Loans was approximately 1 month.

Loan Programs for the Group 2 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
3/1 LIBOR Fully Amortizing	20	$7,561,032.75	13.96%	7.281%	689	$378,051.64	79.50%
3/1 LIBOR 40/30 Balloon	8	2,995,315.20	5.53	7.041	737	374,414.40	78.54
3/1 LIBOR Interest Only	87	43,587,193.83	80.50	6.304	726	501,002.23	70.25
Total	115	$54,143,541.78	100.00%

Original Interest Only Terms of the Group 2 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	28	$10,556,347.95	19.50%	7.212%	703	$377,012.43	79.23%
120	87	43,587,193.83	80.50	6.304	726	501,002.23	70.25
Total	115	$54,143,541.78	100.00%

Prepayment Charge Terms and Type of the Group 2 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
None	115	$54,143,541.78	100.00%	6.481%	722	$470,813.41	72.00%
Total	115	$54,143,541.78	100.00%

Gross Margins for the Group 2 Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.500 - 2.999	98	$50,674,497.02	93.59%	6.385%	725	$517,086.70	70.93%
3.000 - 3.499	6	1,318,400.00	2.44	7.084	662	219,733.33	80.00
3.500 - 3.999	5	919,977.72	1.70	7.730	725	183,995.54	91.75
4.000 - 4.499	4	786,797.31	1.45	8.875	691	196,699.33	92.42
6.000 - 6.499	2	443,869.73	0.82	8.824	632	221,934.87	93.53
Total	115	$54,143,541.78	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 2 Mortgage Loans was approximately 2.821%.

Months to Initial Adjustment Date for the Group 2 Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
21 – 30	2	$674,000.00	1.24%	6.868%	687	$337,000.00	79.76%
31 – 40	113	53,469,541.78	98.76	6.477	722	473,181.79	71.91
Total	115	$54,143,541.78	100.00%

Maximum Mortgage Rates for the Group 2 Mortgage Loans(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
11.000 - 11.499	6	$2,842,483.33	5.25%	5.252%	726	$473,747.22	77.08%
11.500 - 11.999	18	11,958,765.50	22.09	5.736	746	664,375.86	70.83
12.000 - 12.499	29	14,519,265.00	26.82	6.182	732	500,664.31	66.86
12.500 - 12.999	29	15,286,270.31	28.23	6.699	712	527,112.77	69.10
13.000 - 13.499	9	2,891,695.99	5.34	7.230	688	321,299.55	81.38
13.500 - 13.999	9	3,065,139.09	5.66	7.627	669	340,571.01	81.46
14.000 - 14.499	7	1,554,802.06	2.87	8.114	687	222,114.58	84.98
14.500 - 14.999	3	990,957.31	1.83	8.632	738	330,319.10	91.02
15.000 - 15.499	2	588,445.47	1.09	9.317	695	294,222.74	95.00
15.500 - 15.999	2	395,390.00	0.73	9.623	737	197,695.00	94.82
16.000 - 16.499	1	50,327.72	0.09	10.000	713	50,327.72	95.00
Total	115	$54,143,541.78	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 2 Mortgage Loans was approximately 12.481%.

Initial Periodic Rate Cap for the Group 2 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.000	115	$54,143,541.78	100.00%	6.481%	722	$470,813.41	72.00%
Total	115	$54,143,541.78	100.00%

Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.000	115	$54,143,541.78	100.00%	6.481%	722	$470,813.41	72.00%
Total	115	$54,143,541.78	100.00%

Origination Channel for the Group 2 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Mortgage Professionals	78	$31,978,939.48	59.06%	6.601%	712	$409,986.40	75.45%
Consumer Direct	1	304,000.00	0.56	6.250	751	304,000.00	80.00
Correspondent	36	21,860,602.30	40.38	6.309	736	607,238.95	66.85
Total	115	$54,143,541.78	100.00%

Loan Group 3

Mortgage Rates for the Group 3 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
4.501 - 5.000	5	$2,743,600.00	1.28%	5.000%	677	$548,720.00	79.42%
5.001 - 5.500	11	5,815,092.00	2.71	5.371	702	528,644.73	79.38
5.501 - 6.000	61	32,205,734.00	15.01	5.885	714	527,962.85	74.19
6.001 - 6.500	178	90,804,699.52	42.31	6.326	715	510,138.76	75.93
6.501 - 7.000	107	56,108,674.91	26.15	6.750	714	524,380.14	77.14
7.001 - 7.500	40	17,385,802.38	8.10	7.321	723	434,645.06	79.99
7.501 - 8.000	15	5,653,824.50	2.63	7.742	709	376,921.63	83.06
8.001 - 8.500	6	2,252,211.00	1.05	8.371	730	375,368.50	80.00
8.501 - 9.000	15	1,593,268.02	0.74	8.725	744	106,217.87	93.56
9.001 - 9.500	1	30,720.00	0.01	9.250	704	30,720.00	80.00
Total	439	$214,593,626.33	100.00%
____________________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 3 Mortgage Loans was approximately 6.485% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 3 Mortgage Loans net of the insurance premiums charged by the lender was approximately 6.445% per annum.

Current Principal Balances for the Group 3 Mortgage Loans(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
0.01 – 50,000.00	2	$80,357.50	0.04%	9.096%	705	$40,178.75	89.27%
50,000.01 – 100,000.00	4	309,110.52	0.14	8.109	738	77,277.63	83.86
100,000.01 – 150,000.00	23	2,853,623.37	1.33	7.821	714	124,070.58	89.12
150,000.01 – 200,000.00	23	3,974,328.40	1.85	6.833	689	172,796.89	81.65
200,000.01 – 250,000.00	15	3,419,713.00	1.59	6.607	693	227,980.87	82.41
250,000.01 – 300,000.00	27	7,504,084.62	3.50	6.465	692	277,929.06	76.69
300,000.01 – 350,000.00	25	8,226,493.55	3.83	6.740	698	329,059.74	83.05
350,000.01 – 400,000.00	22	8,229,325.00	3.83	6.600	714	374,060.23	82.36
400,000.01 – 450,000.00	36	15,418,102.00	7.18	6.423	722	428,280.61	79.14
450,000.01 – 500,000.00	63	30,013,597.58	13.99	6.508	727	476,406.31	78.70
500,000.01 – 550,000.00	45	23,550,451.00	10.97	6.283	716	523,343.36	77.95
550,000.01 – 600,000.00	43	24,718,239.28	11.52	6.561	717	574,842.77	77.65
600,000.01 – 650,000.00	31	19,448,148.25	9.06	6.315	702	627,359.62	75.82
650,000.01 – 700,000.00	24	16,220,718.90	7.56	6.357	721	675,863.29	77.17
700,000.01 – 750,000.00	17	12,379,403.36	5.77	6.538	722	728,200.20	74.11
750,000.01 – 800,000.00	7	5,414,400.00	2.52	6.235	731	773,485.71	76.36
800,000.01 – 850,000.00	3	2,459,950.00	1.15	6.422	717	819,983.33	67.23
850,000.01 – 900,000.00	7	6,104,280.00	2.84	6.570	714	872,040.00	73.90
900,000.01 – 950,000.00	4	3,737,200.00	1.74	6.438	699	934,300.00	72.45
950,000.01 – 1,000,000.00	8	7,895,850.00	3.68	6.343	684	986,981.25	68.62
1,000,000.01 – 1,250,000.00	4	4,473,750.00	2.08	6.451	758	1,118,437.50	65.51
1,250,000.01 – 1,500,000.00	6	8,162,500.00	3.80	6.626	700	1,360,416.67	65.71
Total	439	$214,593,626.33	100.00%
____________________
(1)	As of the Cut-off Date, the average principal balance of the Group 3 Mortgage Loans was approximately $488,824.

Original Loan-to-Value Ratios for the Group 3 Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
30.01 – 40.00	2	$1,264,305.36	0.59%	6.273%	655	$632,152.68	37.37%
40.01 – 50.00	3	1,795,000.00	0.84	6.506	729	598,333.33	44.59
50.01 – 60.00	14	9,926,303.00	4.63	6.320	667	709,021.64	57.90
60.01 – 70.00	49	29,733,505.00	13.86	6.301	692	606,806.22	66.51
70.01 – 80.00	296	150,221,926.92	70.00	6.484	723	507,506.51	78.98
80.01 – 90.00	44	15,243,161.42	7.10	6.621	716	346,435.49	87.30
90.01 – 100.00	31	6,409,424.63	2.99	7.330	689	206,755.63	94.80
Total	439	$214,593,626.33	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 3 Mortgage Loans was approximately 76.81%.

Original Term to Stated Maturity for the Group 3 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
360	439	$214,593,626.33	100.00%	6.485%	714	$488,823.75	76.81%
Total	439	$214,593,626.33	100.00%

Remaining Terms to Stated Maturity for the Group 3 Mortgage Loans(1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
356	2	$282,641.29	0.13%	7.877%	720	$141,320.65	85.03%
357	4	1,253,149.78	0.58	6.618	687	313,287.45	77.48
358	31	9,001,024.24	4.19	6.881	702	290,355.62	85.15
359	108	45,555,343.42	21.23	6.653	721	421,808.74	79.18
360	294	158,501,467.60	73.86	6.411	713	539,120.64	75.64
Total	439	$214,593,626.33	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 3 Mortgage Loans was approximately 360 months.

Geographic Distribution of the Mortgaged Properties for the Group 3 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Arizona	13	$7,186,751.00	3.35%	6.620%	738	$552,827.00	77.39%
California	197	113,315,022.35	52.80	6.378	717	575,203.16	76.24
Colorado	6	3,703,720.00	1.73	6.538	694	617,286.67	66.65
Connecticut	2	1,167,000.00	0.54	6.464	745	583,500.00	70.81
District of Columbia	4	1,346,399.78	0.63	6.379	694	336,599.95	73.47
Florida	22	8,143,542.63	3.79	6.608	703	370,161.03	77.07
Georgia	9	2,641,750.00	1.23	6.241	694	293,527.78	79.59
Hawaii	4	2,353,500.00	1.10	6.207	702	588,375.00	76.30
Illinois	16	7,321,880.77	3.41	7.074	733	457,617.55	77.05
Indiana	1	118,657.37	0.06	7.250	644	118,657.37	95.00
Maryland	21	9,268,589.52	4.32	6.385	716	441,361.41	79.55
Massachusetts	7	4,165,500.00	1.94	6.629	710	595,071.43	71.30
Michigan	2	1,502,500.00	0.70	6.435	696	751,250.00	77.71
Minnesota	2	468,800.00	0.22	6.125	694	234,400.00	80.00
Missouri	1	350,000.00	0.16	7.375	650	350,000.00	94.60
Montana	1	749,305.36	0.35	6.375	668	749,305.36	35.71
Nevada	4	1,458,578.40	0.68	6.790	726	364,644.60	88.08
New Jersey	33	14,886,505.00	6.94	6.518	700	451,106.21	74.74
New Mexico	5	755,200.00	0.35	6.547	693	151,040.00	78.66
New York	23	12,414,000.00	5.78	6.489	717	539,739.13	78.13
North Carolina	5	1,414,568.39	0.66	6.587	697	282,913.68	85.20
Ohio	16	2,238,087.50	1.04	7.870	729	139,880.47	89.69
Oregon	2	855,000.00	0.40	6.564	724	427,500.00	79.17
Pennsylvania	1	120,000.00	0.06	6.500	664	120,000.00	80.00
South Carolina	2	979,334.00	0.46	6.706	721	489,667.00	80.24
Texas	6	987,101.24	0.46	7.216	672	164,516.87	89.49
Utah	1	139,500.00	0.07	7.750	629	139,500.00	93.00
Virginia	22	8,778,523.02	4.09	6.708	713	399,023.77	81.69
Washington	10	5,598,310.00	2.61	6.449	710	559,831.00	77.95
Wisconsin	1	166,000.00	0.08	7.750	742	166,000.00	94.86
Total	439	$214,593,626.33	100.00%

Mortgagors’ FICO Scores for the Group 3 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Not available	5	$888,575.00	0.41%	7.659%	N/A	$177,715.00	73.48%
620 - 639	27	10,929,735.00	5.09	6.542	631	404,805.00	69.82
640 - 659	27	10,970,990.61	5.11	6.361	649	406,332.99	75.39
660 - 679	57	30,851,891.30	14.38	6.287	669	541,261.25	72.77
680 - 699	62	34,669,379.68	16.16	6.322	689	559,183.54	74.95
700 - 719	70	31,136,671.57	14.51	6.684	709	444,809.59	79.57
720 - 739	49	23,573,436.84	10.99	6.511	729	481,090.55	80.67
740 - 759	63	29,066,046.88	13.54	6.626	748	461,365.82	78.63
760 - 779	43	20,840,751.50	9.71	6.471	769	484,668.64	79.39
780 - 799	33	19,420,647.95	9.05	6.487	787	588,504.48	76.85
800 - 819	3	2,245,500.00	1.05	6.861	806	748,500.00	76.86
Total	439	$214,593,626.33	100.00%
____________________
(1)
As of the Cut-off Date, the weighted average FICO Credit Score of the Group 3 Mortgage Loans (not including the Group 3 Mortgage Loans for which the FICO Credit Score was not available) was approximately 714.

Types of Mortgaged Properties for the Group 3 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Four-Family Residence	3	$2,275,200.00	1.06%	6.299%	761	$758,400.00	52.13%
High Rise Condominium	6	3,505,160.00	1.63	6.699	731	584,193.33	77.10
Low Rise Condominium	27	11,218,780.00	5.23	6.517	719	415,510.37	78.66
Planned Unit Development (PUD)	108	57,360,013.14	26.73	6.459	712	531,111.23	77.94
Single Family Residence	255	118,969,173.19	55.44	6.470	713	466,545.78	76.73
Three-Family Residence	5	3,158,000.00	1.47	6.479	732	631,600.00	69.73
Townhouse	4	1,868,200.00	0.87	6.551	672	467,050.00	77.86
Two-Family Residence	31	16,239,100.00	7.57	6.645	720	523,841.94	76.81
Total	439	$214,593,626.33	100.00%

Purposes of the Group 3 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Purchase	203	$93,574,494.03	43.61%	6.571%	730	$460,958.10	79.60%
Refinance (Rate/Term)	107	56,220,203.03	26.20	6.442	711	525,422.46	78.47
Refinance (Cash Out)	129	64,798,929.27	30.20	6.399	694	502,317.28	71.34
Total	439	$214,593,626.33	100.00%

Occupancy Types for the Group 3 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Primary Home	376	$190,849,480.95	88.94%	6.433%	714	$507,578.41	77.37%
Secondary Home	15	6,053,167.00	2.82	6.551	687	403,544.47	73.19
Investment	48	17,690,978.38	8.24	7.031	720	368,562.05	72.01
Total	439	$214,593,626.33	100.00%
____________________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Type for the Group 3 Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Full/Alternate	79	$30,277,689.42	14.11%	6.480%	706	$383,261.89	81.46%
FastForward	1	960,000.00	0.45	6.500	785	960,000.00	80.00
Stated Income	213	110,330,769.19	51.41	6.452	711	517,984.83	76.61
No Ratio	87	47,675,005.73	22.22	6.531	728	547,988.57	76.90
No Income/No Asset	19	8,791,953.00	4.10	6.787	710	462,734.37	74.14
No Doc	40	16,558,208.99	7.72	6.424	711	413,955.22	70.65
Total	439	$214,593,626.33	100.00%

Loan Age for the Group 3 Mortgage Loans(1)

Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
0	294	$158,501,467.60	73.86%	6.411%	713	$539,120.64	75.64%
1	108	45,555,343.42	21.23	6.653	721	421,808.74	79.18
2	31	9,001,024.24	4.19	6.881	702	290,355.62	85.15
3	4	1,253,149.78	0.58	6.618	687	313,287.45	77.48
4	2	282,641.29	0.13	7.877	720	141,320.65	85.03
Total	439	$214,593,626.33	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 3 Mortgage Loans was approximately 0 months.

Loan Programs for the Group 3 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
5/1 LIBOR Fully Amortizing	38	$16,228,937.61	7.56%	6.506%	709	$427,077.31	73.52%
5/1 LIBOR 40/30 Balloon	10	3,280,260.77	1.53	6.743	702	328,026.08	80.62
5/1 LIBOR Interest Only	391	195,084,427.95	90.91	6.479	715	498,937.16	77.02
Total	439	$214,593,626.33	100.00%

Original Interest Only Terms of the Group 3 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	48	$19,509,198.38	9.09%	6.546%	708	$406,441.63	74.72%
120	391	195,084,427.95	90.91	6.479	715	498,937.16	77.02
Total	439	$214,593,626.33	100.00%

Prepayment Charge Terms and Type of the Group 3 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
None	285	$149,088,282.53	69.47%	6.599%	715	$523,116.78	76.15%
12 Months – Hard	52	25,198,431.00	11.74	6.325	733	484,585.21	77.59
24 Months – Hard	12	4,130,493.39	1.92	6.290	696	344,207.78	81.06
36 Months – Hard	90	36,176,419.41	16.86	6.151	700	401,960.22	78.52
Total	439	$214,593,626.33	100.00%

Gross Margins for the Group 3 Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.500 - 2.999	391	$201,072,089.26	93.70%	6.453%	714	$514,250.87	76.04%
3.000 - 3.499	14	5,180,593.39	2.41	6.505	728	370,042.39	85.62
3.500 - 3.999	20	6,256,913.16	2.92	6.944	701	312,845.66	89.49
4.000 - 4.499	14	2,084,030.52	0.97	8.171	728	148,859.32	91.33
Total	439	$214,593,626.33	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 3 Mortgage Loans was approximately 2.804%.

Months to Initial Adjustment Date for the Group 3 Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
51 – 60	420	$202,264,592.33	94.25%	6.493%	714	$481,582.36	77.03%
61 – 70	19	12,329,034.00	5.75	6.358	720	648,896.53	73.17
Total	439	$214,593,626.33	100.00%

Maximum Mortgage Rates for the Group 3 Mortgage Loans(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
10.000 – 10.499	11	$5,913,392.00	2.76%	5.141%	697	$537,581.09	81.65%
10.500 – 10.999	42	22,683,466.00	10.57	5.778	710	540,082.52	74.56
11.000 – 11.499	155	77,875,296.90	36.29	6.219	709	502,421.27	75.35
11.500 – 11.999	144	77,392,283.35	36.06	6.656	718	537,446.41	76.73
12.000 – 12.499	38	16,875,649.55	7.86	7.202	730	444,096.04	79.90
12.500 – 12.999	26	9,669,339.51	4.51	7.626	709	371,897.67	82.59
13.000 – 13.499	6	1,854,611.00	0.86	8.261	745	309,101.83	80.00
13.500 – 13.999	14	2,184,230.52	1.02	8.638	736	156,016.47	89.65
14.000 – 14.499	3	145,357.50	0.07	9.053	701	48,452.50	83.54
Total	439	$214,593,626.33	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 3 Mortgage Loans was approximately 11.486%.

Initial Periodic Rate Cap for the Group 3 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
5.000	439	$214,593,626.33	100.00%	6.485%	714	$488,823.75	76.81%
Total	439	$214,593,626.33	100.00%

Subsequent Periodic Rate Cap for the Group 3 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.000	439	$214,593,626.33	100.00%	6.485%	714	$488,823.75	76.81%
Total	439	$214,593,626.33	100.00%

Origination Channel for the Group 3 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Mortgage Professionals	308	$150,475,721.98	70.12%	6.443%	714	$488,557.54	76.81%
Consumer Direct	12	4,329,239.00	2.02	6.193	693	360,769.92	73.95
Correspondent	119	59,788,665.35	27.86	6.612	715	502,425.76	77.03
Total	439	$214,593,626.33	100.00%

Loan Group 4

Mortgage Rates for the Group 4 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
6.001 - 6.500	41	$20,507,168.17	8.13%	6.500%	672	$500,174.83	73.30%
6.501 - 7.000	260	126,629,502.35	50.18	6.803	684	487,036.55	76.59
7.001 - 7.500	135	56,089,226.49	22.23	7.329	671	415,475.75	79.18
7.501 - 8.000	94	31,972,968.50	12.67	7.783	681	340,137.96	81.28
8.001 - 8.500	29	8,421,031.41	3.34	8.306	662	290,380.39	83.84
8.501 - 9.000	24	5,692,646.64	2.26	8.740	668	237,193.61	84.69
9.001 - 9.500	7	1,739,575.00	0.69	9.253	646	248,510.71	84.39
9.501 - 10.000	3	1,130,550.00	0.45	9.741	654	376,850.00	87.68
10.001 - 10.500	1	146,184.38	0.06	10.375	622	146,184.38	95.00
Total	594	$252,328,852.94	100.00%
____________________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 4 Mortgage Loans was approximately 7.145% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 4 Mortgage Loans net of the insurance premiums charged by the lender was approximately 7.089% per annum.

Current Principal Balances for the Group 4 Mortgage Loans(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
0.01 – 50,000.00	4	$126,342.16	0.05%	8.697%	682	$31,585.54	83.56%
50,000.01 – 100,000.00	19	1,502,670.00	0.60	7.748	657	79,087.89	76.53
100,000.01 – 150,000.00	36	4,480,873.30	1.78	7.932	667	124,468.70	83.05
150,000.01 – 200,000.00	54	9,468,395.26	3.75	7.409	671	175,340.65	82.26
200,000.01 – 250,000.00	43	9,680,778.51	3.84	7.424	677	225,134.38	83.12
250,000.01 – 300,000.00	37	10,196,589.31	4.04	7.227	689	275,583.49	80.78
300,000.01 – 350,000.00	29	9,371,370.93	3.71	7.334	675	323,150.72	81.98
350,000.01 – 400,000.00	26	9,732,292.04	3.86	7.158	675	374,318.92	80.75
400,000.01 – 450,000.00	56	24,236,622.12	9.61	7.282	672	432,796.82	77.29
450,000.01 – 500,000.00	87	41,199,228.68	16.33	7.186	676	473,554.35	79.89
500,000.01 – 550,000.00	43	22,604,983.00	8.96	7.103	683	525,697.28	77.67
550,000.01 – 600,000.00	57	32,937,885.25	13.05	7.021	681	577,857.64	78.02
600,000.01 – 650,000.00	33	20,605,338.00	8.17	6.942	685	624,404.18	78.4
650,000.01 – 700,000.00	20	13,471,700.00	5.34	6.978	683	673,585.00	79.21
700,000.01 – 750,000.00	27	19,812,954.00	7.85	7.121	684	733,813.11	75.57
750,000.01 – 800,000.00	4	3,085,000.00	1.22	6.717	672	771,250.00	72.24
800,000.01 – 850,000.00	1	805,000.00	0.32	6.750	734	805,000.00	70.00
850,000.01 – 900,000.00	2	1,729,250.00	0.69	7.062	651	864,625.00	67.51
900,000.01 – 950,000.00	4	3,664,000.00	1.45	6.878	678	916,000.00	71.70
950,000.01 – 1,000,000.00	6	5,947,581.38	2.36	6.895	669	991,263.56	67.55
1,000,000.01 – 1,250,000.00	4	4,721,000.00	1.87	7.230	680	1,180,250.00	67.94
1,250,000.01 – 1,500,000.00	2	2,948,999.00	1.17	6.561	651	1,474,499.50	60.61
otal	594	$252,328,852.94	100.00%
____________________
(1)	As of the Cut-off Date, the average principal balance of the Group 4 Mortgage Loans was approximately $424,796.

Original Loan-to-Value Ratios for the Group 4 Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
40.01 – 50.00	5	$2,831,000.00	1.12%	6.767%	656	$566,200.00	46.89%
50.01 – 60.00	7	4,952,999.00	1.96	6.702	660	707,571.29	58.18
60.01 – 70.00	55	27,744,190.00	11.00	6.894	670	504,439.82	66.94
70.01 – 80.00	429	190,952,116.91	75.68	7.119	681	445,109.83	78.93
80.01 – 90.00	55	15,313,224.75	6.07	7.548	681	278,422.27	87.61
90.01 – 100.00	43	10,535,322.28	4.18	8.016	665	245,007.49	94.67
Total	594	$252,328,852.94	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 4 Mortgage Loans was approximately 78.03%.

Original Term to Stated Maturity for the Group 4 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
360	594	$252,328,852.94	100.00%	7.145%	678	$424,796.05	78.03%
Total	594	$252,328,852.94	100.00%

Remaining Terms to Stated Maturity for the Group 4 Mortgage Loans(1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
355	2	$700,462.17	0.28%	7.285%	664	$350,231.09	80.00%
356	3	1,418,519.40	0.56	7.128	642	472,839.80	81.00
357	3	1,117,128.00	0.44	7.142	681	372,376.00	80.99
358	33	10,032,417.44	3.98	7.470	684	304,012.65	82.69
359	148	53,734,970.55	21.30	7.258	676	363,074.13	78.59
360	405	185,325,355.38	73.45	7.095	679	457,593.47	77.57
Total	594	$252,328,852.94	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 4 Mortgage Loans was approximately 360 months.

Geographic Distribution of the Mortgaged Properties for the Group 4 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Alabama	1	$101,594.48	0.04%	9.000%	637	$101,594.48	95.00%
Arizona	11	5,369,120.00	2.13	7.190	677	488,101.82	75.59
Arkansas	6	1,078,750.00	0.43	7.500	672	179,791.67	79.91
California	263	140,548,667.29	55.70	7.018	682	534,405.58	77.32
Colorado	3	1,162,425.00	0.46	7.661	706	387,475.00	83.50
Connecticut	2	683,000.00	0.27	8.594	638	341,500.00	82.50
District of Columbia	2	1,070,000.00	0.42	7.224	683	535,000.00	79.97
Florida	74	24,074,942.04	9.54	7.235	669	325,337.05	76.43
Georgia	14	1,993,700.00	0.79	7.077	679	142,407.14	79.44
Hawaii	4	1,864,082.32	0.74	7.000	673	466,020.58	80.11
Illinois	13	5,072,850.00	2.01	7.150	684	390,219.23	77.31
Indiana	4	1,023,344.62	0.41	7.335	663	255,836.16	85.65
Kansas	2	1,272,000.00	0.50	6.990	679	636,000.00	80.00
Louisiana	1	272,000.00	0.11	7.625	670	272,000.00	71.58
Maine	2	675,200.00	0.27	7.124	688	337,600.00	80.00
Maryland	19	6,332,120.00	2.51	7.191	675	333,269.47	80.66
Massachusetts	16	6,637,700.00	2.63	7.717	676	414,856.25	79.30
Michigan	4	1,205,714.02	0.48	7.606	670	301,428.51	84.11
Minnesota	1	448,000.00	0.18	6.875	688	448,000.00	80.00
Missouri	1	66,300.00	0.03	7.875	734	66,300.00	81.85
Nevada	8	3,181,039.63	1.26	7.796	676	397,629.95	82.18
New Jersey	21	6,569,745.97	2.60	7.152	679	312,845.05	79.09
New Mexico	1	181,000.00	0.07	7.125	621	181,000.00	80.00
New York	45	21,027,502.99	8.33	7.274	671	467,277.84	77.99
North Carolina	6	955,420.96	0.38	7.528	709	159,236.83	83.50
Ohio	4	385,982.26	0.15	8.828	675	96,495.57	94.42
Oregon	6	1,652,178.88	0.65	7.146	660	275,363.15	71.16
Pennsylvania	4	838,924.80	0.33	9.073	640	209,731.20	89.90
Rhode Island	1	156,800.00	0.06	6.875	637	156,800.00	80.00
South Carolina	7	1,536,520.00	0.61	6.730	669	219,502.86	78.78
Tennessee	1	544,000.00	0.22	8.125	678	544,000.00	80.00
Texas	11	1,923,032.15	0.76	7.761	647	174,821.10	85.52
Virginia	26	8,815,789.47	3.49	7.178	682	339,068.83	81.80
Washington	9	3,489,406.06	1.38	7.205	691	387,711.78	80.80
Wisconsin	1	120,000.00	0.05	7.125	714	120,000.00	80.00
Total	594	$252,328,852.94	100.00%

Mortgagors’ FICO Scores for the Group 4 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Not available	18	$3,101,545.12	1.23%	7.664%	N/A	$172,308.06	77.69%
620 - 639	93	35,642,285.89	14.13	7.280	627	383,250.39	78.05
640 - 659	102	44,818,877.32	17.76	7.198	649	439,400.76	77.13
660 - 679	126	53,158,879.24	21.07	7.132	669	421,895.87	76.89
680 - 699	121	56,298,756.95	22.31	7.146	687	465,278.98	78.06
700 - 719	58	26,495,594.84	10.50	7.092	710	456,820.60	80.10
720 - 739	32	12,894,952.50	5.11	6.953	730	402,967.27	79.50
740 - 759	25	11,031,786.00	4.37	6.932	750	441,271.44	80.07
760 - 779	12	5,671,975.08	2.25	6.950	768	472,664.59	79.11
780 - 799	5	2,356,000.00	0.93	6.993	790	471,200.00	76.60
800 - 819	1	259,000.00	0.10	6.625	801	259,000.00	74.43
820 or above	1	599,200.00	0.24	6.750	822	599,200.00	80.00
Total	594	$252,328,852.94	100.00%
____________________
(1)
As of the Cut-off Date, the weighted average FICO Credit Score of the Group 4 Mortgage Loans (not including the Group 4 Mortgage Loans for which the FICO Credit Score was not available) was approximately 678.

Types of Mortgaged Properties for the Group 4 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Cooperative	1	$119,111.54	0.05%	7.500%	622	$119,111.54	80.00%
Four-Family Residence	8	4,260,000.00	1.69	7.013	681	532,500.00	75.35
High Rise Condominium	14	5,833,136.57	2.31	7.431	682	416,652.61	77.44
Low Rise Condominium	66	21,496,543.86	8.52	7.231	687	325,705.21	77.75
Planned Unit Development (PUD)	80	34,941,414.72	13.85	7.170	671	436,767.68	79.10
Single Family Residence	350	157,071,126.25	62.25	7.102	678	448,774.65	78.00
Three-Family Residence	14	6,922,650.00	2.74	7.288	695	494,475.00	76.49
Townhouse	9	2,629,650.00	1.04	7.807	677	292,183.33	83.49
Two-Family Residence	52	19,055,220.00	7.55	7.154	677	366,446.54	77.17
Total	594	$252,328,852.94	100.00%

Purposes of the Group 4 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Purchase	240	$90,412,841.76	35.83%	7.331%	685	376,720.17	80.41%
Refinance (Rate/Term)	104	46,889,461.28	18.58	6.939	674	450,860.20	77.95
Refinance (Cash Out)	250	115,026,549.90	45.59	7.083	675	460,106.20	76.19
Total	594	$252,328,852.94	100.00%

Occupancy Types for the Group 4 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Primary Home	448	$202,197,906.15	80.13%	7.111%	677	$451,334.61	78.52%
Secondary Home	28	11,658,919.12	4.62	7.128	657	416,389.97	75.20
Investment	118	38,472,027.67	15.25	7.331	691	326,034.13	76.29
Total	594	$252,328,852.94	100.00%
____________________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Type for the Group 4 Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Full/Alternate	76	$27,359,320.75	10.84%	7.115%	663	$359,991.06	81.05%
FastForward	2	1,163,200.00	0.46	6.625	759	581,600.00	73.11
Stated Income	311	135,778,874.36	53.81	7.091	678	436,588.02	78.56
No Ratio	93	45,045,240.52	17.85	7.219	689	484,357.42	76.99
No Income/No Asset	42	15,850,491.09	6.28	7.207	674	377,392.65	77.08
No Doc	70	27,131,726.22	10.75	7.311	676	387,596.09	74.84
Total	594	$252,328,852.94	100.00%

Loan Age for the Group 4 Mortgage Loans(1)

Loan Ages (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
0	405	$185,325,355.38	73.45%	7.095%	679	$457,593.47	77.57%
1	148	53,734,970.55	21.30	7.258	676	363,074.13	78.59
2	33	10,032,417.44	3.98	7.470	684	304,012.65	82.69
3	3	1,117,128.00	0.44	7.142	681	372,376.00	80.99
4	3	1,418,519.40	0.56	7.128	642	472,839.80	81.00
5	2	700,462.17	0.28	7.285	664	350,231.09	80.00
Total	594	$252,328,852.94	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 4 Mortgage Loans was approximately 0 months.

Loan Programs for the Group 4 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
5/1 LIBOR Fully Amortizing	68	$19,066,570.84	7.56%	7.347%	674	$280,390.75	79.03%
5/1 LIBOR 40/30 Balloon	56	19,344,527.13	7.67	7.432	663	345,437.98	80.59
5/1 LIBOR Interest Only	470	213,917,754.97	84.78	7.101	680	455,144.16	77.71
Total	594	$252,328,852.94	100.00%

Original Interest Only Terms of the Group 4 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	124	$38,411,097.97	15.22%	7.390%	668	$309,766.92	79.82%
120	470	213,917,754.97	84.78	7.101	680	455,144.16	77.71
Total	594	$252,328,852.94	100.00%

Prepayment Charge Terms and Type of the Group 4 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
None	119	$54,313,485.31	21.52%	7.502%	661	$456,415.84	78.10%
12 Months – Hard	198	90,954,802.07	36.05	7.001	688	459,367.69	76.97
24 Months – Hard	58	21,941,198.85	8.70	7.039	676	378,296.53	79.09
36 Months – Hard	218	84,932,766.71	33.66	7.099	680	389,599.85	78.83
36 Months – Soft	1	186,600.00	0.07	7.250	660	186,600.00	84.82
Total	594	$252,328,852.94	100.00%

Gross Margins for the Group 4 Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.500 – 2.999	503	$229,623,809.17	91.00%	7.085%	679	$456,508.57	77.17%
3.000 – 3.499	33	9,856,782.63	3.91	7.325	679	298,690.38	81.94
3.500 – 3.999	42	9,259,247.10	3.67	7.830	684	220,458.26	89.43
4.000 – 4.499	16	3,589,014.04	1.42	8.750	650	224,313.38	92.85
Total	594	$252,328,852.94	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 4 Mortgage Loans was approximately 2.821%.

Months to Initial Adjustment Date for the Group 4 Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
51 – 60	569	$240,716,652.94	95.40%	7.155%	678	$423,052.11	78.11%
61 – 70	25	11,612,200.00	4.60	6.936	686	464,488.00	76.43
Total	594	$252,328,852.94	100.00%

Maximum Mortgage Rates for the Group 4 Mortgage Loans(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
11.500 – 11.999	267	$130,547,997.52	51.74%	6.730%	684	$488,943.81	76.32%
12.000 – 12.499	123	55,113,774.02	21.84	7.175	673	448,079.46	77.55
12.500 – 12.999	124	44,677,394.53	17.71	7.648	674	360,301.57	80.43
13.000 – 13.499	40	12,043,171.31	4.77	8.163	672	301,079.28	84.01
13.500 – 13.999	27	6,629,111.70	2.63	8.683	667	245,522.66	84.30
14.000 – 14.499	8	1,897,869.48	0.75	9.195	643	237,233.69	86.40
14.500 – 14.999	4	1,273,350.00	0.50	9.714	653	318,337.50	86.82
15.000 – 15.499	1	146,184.38	0.06	10.375	622	146,184.38	95.00
Total	594	$252,328,852.94	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 4 Mortgage Loans was approximately 12.145%.

Initial Periodic Rate Cap for the Group 4 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
5.000	594	$252,328,852.94	100.00%	7.145%	678	$424,796.05	78.03%
Total	594	$252,328,852.94	100.00%

Subsequent Periodic Rate Cap for the Group 4 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.000	594	$252,328,852.94	100.00%	7.145%	678	$424,796.05	78.03%
Total	594	$252,328,852.94	100.00%

Origination Channel for the Group 4 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Mortgage Professionals	425	$177,671,869.60	70.41%	7.181%	679	$418,051.46	78.69%
Consumer Direct	12	4,395,300.00	1.74	6.766	675	366,275.00	77.15
Correspondent	157	70,261,683.34	27.85	7.079	678	447,526.65	76.41
Total	594	$252,328,852.94	100.00%

Group 3 and Group 4 Mortgage Loans

Mortgage Rates for the Group 3 and Group 4 Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
4.501 – 5.000	5	$2,743,600.00	0.59%	5.000%	677	$548,720.00	79.42%
5.001 – 5.500	11	5,815,092.00	1.25	5.371	702	528,644.73	79.38
5.501 – 6.000	61	32,205,734.00	6.90	5.885	714	527,962.85	74.19
6.001 – 6.500	219	111,311,867.69	23.84	6.358	707	508,273.37	75.44
6.501 – 7.000	367	182,738,177.26	39.14	6.787	693	497,924.19	76.75
7.001 – 7.500	175	73,475,028.87	15.74	7.327	683	419,857.31	79.37
7.501 – 8.000	109	37,626,793.00	8.06	7.777	686	345,199.94	81.54
8.001 – 8.500	35	10,673,242.41	2.29	8.320	676	304,949.78	83.03
8.501 – 9.000	39	7,285,914.66	1.56	8.737	685	186,818.32	86.63
9.001 – 9.500	8	1,770,295.00	0.38	9.253	647	221,286.88	84.31
9.501 – 10.000	3	1,130,550.00	0.24	9.741	654	376,850.00	87.68
10.001 – 10.500	1	146,184.38	0.03	10.375	622	146,184.38	95.00
Total	1,033	$466,922,479.27	100.00%
____________________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 3 and Group 4 Mortgage Loans was approximately 6.842% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Group 3 and Group 4 Mortgage Loans net of the insurance premiums charged by the lender was approximately 6.793% per annum.

Current Principal Balances for the Group 3 and Group 4 Mortgage Loan(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
0.01 – 50,000.00	6	$206,699.66	0.04%	8.852%	695	$34,449.94	85.78%
50,000.01 – 100,000.00	23	1,811,780.52	0.39	7.809	675	78,773.07	77.78
100,000.01 – 150,000.00	59	7,334,496.67	1.57	7.889	686	124,313.50	85.41
150,000.01 – 200,000.00	77	13,442,723.66	2.88	7.238	676	174,580.83	82.08
200,000.01 – 250,000.00	58	13,100,491.51	2.81	7.211	681	225,870.54	82.94
250,000.01 – 300,000.00	64	17,700,673.93	3.79	6.904	690	276,573.03	79.04
300,000.01 – 350,000.00	54	17,597,864.48	3.77	7.057	687	325,886.38	82.48
350,000.01 – 400,000.00	48	17,961,617.04	3.85	6.902	693	374,200.36	81.49
400,000.01 – 450,000.00	92	39,654,724.12	8.49	6.948	691	431,029.61	78.01
450,000.01 – 500,000.00	150	71,212,826.26	15.25	6.901	698	474,752.18	79.39
500,000.01 – 550,000.00	88	46,155,434.00	9.89	6.684	700	524,493.57	77.81
550,000.01 – 600,000.00	100	57,656,124.53	12.35	6.824	696	576,561.25	77.86
600,000.01 – 650,000.00	64	40,053,486.25	8.58	6.637	693	625,835.72	77.15
650,000.01 – 700,000.00	44	29,692,418.90	6.36	6.639	703	674,827.70	78.1
700,000.01 – 750,000.00	44	32,192,357.36	6.89	6.897	699	731,644.49	75.01
750,000.01 – 800,000.00	11	8,499,400.00	1.82	6.410	709	772,672.73	74.87
800,000.01 – 850,000.00	4	3,264,950.00	0.70	6.503	721	816,237.50	67.91
850,000.01 – 900,000.00	9	7,833,530.00	1.68	6.678	700	870,392.22	72.49
900,000.01 – 950,000.00	8	7,401,200.00	1.59	6.656	688	925,150.00	72.08
950,000.01 – 1,000,000.00	14	13,843,431.38	2.96	6.580	677	988,816.53	68.16
1,000,000.01 – 1,250,000.00	8	9,194,750.00	1.97	6.851	718	1,149,343.75	66.76
1,250,000.01 – 1,500,000.00	8	11,111,499.00	2.38	6.609	687	1,388,937.38	64.36
Total	1,033	$466,922,479.27	100.00%
____________________
(1)	As of the Cut-off Date, the average principal balance of the Group 3 and Group 4 Mortgage Loans was approximately $452,006.

Original Loan-to-Value Ratios for the Group 3 and Group 4 Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
30.01 – 40.00	2	$1,264,305.36	0.27%	6.273%	655	$632,152.68	37.37%
40.01 – 50.00	8	4,626,000.00	0.99	6.666	684	578,250.00	46.00
50.01 – 60.00	21	14,879,302.00	3.19	6.448	665	708,538.19	58.00
60.01 – 70.00	104	57,477,695.00	12.31	6.587	682	552,670.14	66.72
70.01 – 80.00	725	341,174,043.83	73.07	6.839	700	470,584.89	78.95
80.01 – 90.00	99	30,556,386.17	6.54	7.086	699	308,650.37	87.46
90.01 – 100.00	74	16,944,746.91	3.63	7.757	674	228,983.07	94.72
Total	1,033	$466,922,479.27	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 3 and Group 4 Mortgage Loans was approximately 77.47%.

Original Term to Stated Maturity for the Group 3 and Group 4 Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
360	1,033	$466,922,479.27	100.00%	6.842%	695	$452,006.27	77.47%
Total	1,033	$466,922,479.27	100.00%

Remaining Terms to Stated Maturity for the Group 3 and Group 4 Mortgage Loans(1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
355	2	$700,462.17	0.15%	7.285%	664	$350,231.09	80.00%
356	5	1,701,160.69	0.36	7.253	655	340,232.14	81.67
357	7	2,370,277.78	0.51	6.865	685	338,611.11	79.14
358	64	19,033,441.68	4.08	7.191	692	297,397.53	83.85
359	256	99,290,313.97	21.26	6.980	697	387,852.79	78.86
360	699	343,826,822.98	73.64	6.780	695	491,883.87	76.68
Total	1,033	$466,922,479.27	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 3 and Group 4 Mortgage Loans was approximately 360 months.

Geographic Distribution of the Mortgaged Properties for the Group 3 and Group 4 Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Alabama	1	$101,594.48	0.02%	9.000%	637	$101,594.48	95.00%
Arizona	24	12,555,871.00	2.69	6.864	712	523,161.29	76.62
Arkansas	6	1,078,750.00	0.23	7.500	672	179,791.67	79.91
California	460	253,863,689.64	54.37	6.732	697	551,877.59	76.84
Colorado	9	4,866,145.00	1.04	6.806	697	540,682.78	70.68
Connecticut	4	1,850,000.00	0.40	7.250	705	462,500.00	75.13
District of Columbia	6	2,416,399.78	0.52	6.753	689	402,733.30	76.35
Florida	96	32,218,484.67	6.90	7.076	678	335,609.22	76.59
Georgia	23	4,635,450.00	0.99	6.600	687	201,541.30	79.53
Hawaii	8	4,217,582.32	0.90	6.557	690	527,197.79	77.98
Illinois	29	12,394,730.77	2.65	7.105	713	427,404.51	77.16
Indiana	5	1,142,001.99	0.24	7.326	661	228,400.40	86.62
Kansas	2	1,272,000.00	0.27	6.990	679	636,000.00	80.00
Louisiana	1	272,000.00	0.06	7.625	670	272,000.00	71.58
Maine	2	675,200.00	0.14	7.124	688	337,600.00	80.00
Maryland	40	15,600,709.52	3.34	6.712	699	390,017.74	80.00
Massachusetts	23	10,803,200.00	2.31	7.298	689	469,704.35	76.21
Michigan	6	2,708,214.02	0.58	6.956	684	451,369.00	80.56
Minnesota	3	916,800.00	0.20	6.491	691	305,600.00	80.00
Missouri	2	416,300.00	0.09	7.455	663	208,150.00	92.57
Montana	1	749,305.36	0.16	6.375	668	749,305.36	35.71
Nevada	12	4,639,618.03	0.99	7.480	692	386,634.84	84.03
New Jersey	54	21,456,250.97	4.60	6.712	694	397,337.98	76.07
New Mexico	6	936,200.00	0.20	6.659	679	156,033.33	78.92
New York	68	33,441,502.99	7.16	6.982	688	491,786.81	78.04
North Carolina	11	2,369,989.35	0.51	6.966	702	215,453.58	84.51
Ohio	20	2,624,069.76	0.56	8.011	721	131,203.49	90.39
Oregon	8	2,507,178.88	0.54	6.948	682	313,397.36	73.89
Pennsylvania	5	958,924.80	0.21	8.751	643	191,784.96	88.66
Rhode Island	1	156,800.00	0.03	6.875	637	156,800.00	80.00
South Carolina	9	2,515,854.00	0.54	6.721	689	279,539.33	79.35
Tennessee	1	544,000.00	0.12	8.125	678	544,000.00	80.00
Texas	17	2,910,133.39	0.62	7.576	656	171,184.32	86.87
Utah	1	139,500.00	0.03	7.750	629	139,500.00	93.00
Virginia	48	17,594,312.49	3.77	6.944	697	366,548.18	81.75
Washington	19	9,087,716.06	1.95	6.739	703	478,300.85	79.05
Wisconsin	2	286,000.00	0.06	7.488	730	143,000.00	88.62
Total	1,033	$466,922,479.27	100.00%

Mortgagors’ FICO Credit Scores for the Group 3 and Group 4 Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Not available	23	$3,990,120.12	0.85%	7.663%	N/A	$173,483.48	76.75%
620 – 639	120	46,572,020.89	9.97	7.107	628	388,100.17	76.12
640 – 659	129	55,789,867.93	11.95	7.034	649	432,479.60	76.79
660 – 679	183	84,010,770.54	17.99	6.821	669	459,075.25	75.38
680 – 699	183	90,968,136.63	19.48	6.832	687	497,093.64	76.87
700 – 719	128	57,632,266.41	12.34	6.872	709	450,252.08	79.81
720 – 739	81	36,468,389.34	7.81	6.667	729	450,227.03	80.25
740 – 759	88	40,097,832.88	8.59	6.710	748	455,657.19	79.03
760 – 779	55	26,512,726.58	5.68	6.574	769	482,049.57	79.33
780 – 799	38	21,776,647.95	4.66	6.542	787	573,069.68	76.82
800 – 819	4	2,504,500.00	0.54	6.836	805	626,125.00	76.61
820 or above	1	599,200.00	0.13	6.750	822	599,200.00	80.00
Total	1,033	$466,922,479.27	100.00%
____________________
(1)
As of the Cut-off Date, the weighted average FICO Credit Score of the Group 3 and Group 4 Mortgage Loans (not including the Group 3 and Group 4 Mortgage Loans for which the FICO Credit Score was not available) was approximately 695.

Types of Mortgaged Properties for the Group 3 and Group 4 Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Cooperative	1	$119,111.54	0.03%	7.500%	622	$119,111.54	80.00%
Four-Family Residence	11	6,535,200.00	1.40	6.764	709	594,109.09	67.27
High rise Condominium	20	9,338,296.57	2.00	7.156	701	466,914.83	77.31
Low rise Condominium	93	32,715,323.86	7.01	6.986	698	351,777.68	78.06
Planned Unit Development(PUD)	188	92,301,427.86	19.77	6.728	697	490,965.04	78.38
Single Family Residence	605	276,040,299.44	59.12	6.830	693	456,264.96	77.45
Three-Family Residence	19	10,080,650.00	2.16	7.034	706	530,560.53	74.37
Townhouse	13	4,497,850.00	0.96	7.285	675	345,988.46	81.15
Two-Family Residence	83	35,294,320.00	7.56	6.920	697	425,232.77	77.01
Total	1,033	$466,922,479.27	100.00%

Purposes of the Group 3 and Group 4 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Purchase	443	$183,987,335.79	39.40%	6.945%	708	$415,321.30	80.00%
Refinance (Rate/Term)	211	103,109,664.31	22.08	6.668	694	488,671.39	78.23
Refinance (Cash Out)	379	179,825,479.17	38.51	6.837	682	474,473.56	74.44
Total	1,033	$466,922,479.27	100.00%

Occupancy Types for the Group 3 and Group 4 Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Primary Home	824	$393,047,387.10	84.18%	6.782%	695	$476,999.26	77.96%
Secondary Home	43	17,712,086.12	3.79	6.931	667	411,908.98	74.52
Investment	166	56,163,006.05	12.03	7.236	700	338,331.36	74.94
Total	1,033	$466,922,479.27	100.00%
____________________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Group 3 and Group 4 Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Full/Alternate	155	$57,637,010.17	12.34%	6.781%	686	$371,851.68	81.27%
FastForward	3	2,123,200.00	0.45	6.568	771	707,733.33	76.23
Stated Income	524	246,109,643.55	52.71	6.805	693	469,674.89	77.68
No Ratio	180	92,720,246.25	19.86	6.865	709	515,112.48	76.94
No Income/No Asset	61	24,642,444.09	5.28	7.057	687	403,974.49	76.03
No Doc	110	43,689,935.21	9.36	6.975	689	397,181.23	73.25
Total	1,033	$466,922,479.27	100.00%

Loan Age for the Group 3 and Group 4 Mortgage Loans(1)

Loan Age (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
0	699	343,826,822.98	73.64%	6.780%	695	$491,883.87	76.68%
1	256	99,290,313.97	21.26	6.980	697	387,852.79	78.86
2	64	19,033,441.68	4.08	7.191	692	297,397.53	83.85
3	7	2,370,277.78	0.51	6.865	685	338,611.11	79.14
4	5	1,701,160.69	0.36	7.253	655	340,232.14	81.67
5	2	700,462.17	0.15	7.285	664	350,231.09	80.00
Total	1,033	$466,922,479.27	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 3 and Group 4 Mortgage Loans was approximately 0 months.

Loan Programs for the Group 3 and Group 4 Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
5/1 LIBOR Fully Amortizing	106	$35,295,508.45	7.56%	6.960%	691	$332,976.49	76.50%
5/1 LIBOR 40/30 Balloon	66	22,624,787.90	4.85	7.332	668	342,799.82	80.60
5/1 LIBOR Interest Only	861	409,002,182.92	87.60	6.805	697	475,031.57	77.38
Total	1,033	$466,922,479.27	100.00%

Original Interest Only Terms of the Group 3 and Group 4 Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	172	$57,920,296.35	12.40%	7.105%	682	$336,745.91	78.10%
120	861	409,002,182.92	87.60	6.805	697	475,031.57	77.38
Total	1,033	$466,922,479.27	100.00%

Prepayment Charge Terms and Type of the Group 3 and Group 4 Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
None	404	$203,401,767.84	43.56%	6.840%	700	$503,469.72	76.67%
12 Months – Hard	250	116,153,233.07	24.88	6.854	698	464,612.93	77.10
24 Months – Hard	70	26,071,692.24	5.58	6.921	679	372,452.75	79.41
36 Months – Hard	308	121,109,186.12	25.94	6.816	687	393,211.64	78.74
36 Months – Soft	1	186,600.00	0.04	7.250	660	186,600.00	84.82
Total	1,033	$466,922,479.27	100.00%

Gross Margins for the Group 3 and Group 4 Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.500 - 2.999	894	$430,695,898.43	92.24%	6.790%	695	$481,762.75	76.64%
3.000 - 3.499	47	15,037,376.02	3.22	7.042	696	319,944.17	83.21
3.500 - 3.999	62	15,516,160.26	3.32	7.472	691	250,260.65	89.45
4.000 - 4.499	30	5,673,044.56	1.21	8.537	679	189,101.49	92.29
Total	1,033	$466,922,479.27	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 3 and Group 4 Mortgage Loans was approximately 2.813%.

Months to Initial Adjustment Date for the Group 3 and Group 4 Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
51-60	989	$442,981,245.27	94.87%	6.853%	694	$447,908.24	77.62%
61-70	44	$23,941,234.00	5.13	6.639	704	544,118.95	74.75
Total	1,033	$466,922,479.27	100.00%

Maximum Mortgage Rates for the Group 3 and Group 4 Mortgage Loans(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
10.000 – 10.499	11	$5,913,392.00	1.27%	5.141%	697	$537,581.09	81.65%
10.500 – 10.999	42	22,683,466.00	4.86	5.778	710	540,082.52	74.56
11.000 – 11.499	155	77,875,296.90	16.68	6.219	709	502,421.27	75.35
11.500 – 11.999	411	207,940,280.87	44.53	6.703	697	505,937.42	76.47
12.000 – 12.499	161	71,989,423.57	15.42	7.182	687	447,139.28	78.10
12.500 – 12.999	150	54,346,734.04	11.64	7.644	680	362,311.56	80.81
13.000 – 13.499	46	13,897,782.31	2.98	8.176	681	302,125.70	83.47
13.500 – 13.999	41	8,813,342.22	1.89	8.672	684	214,959.57	85.62
14.000 – 14.499	11	2,043,226.98	0.44	9.185	647	185,747.91	86.20
14.500 – 14.999	4	1,273,350.00	0.27	9.714	653	318,337.50	86.82
15.000 – 15.499	1	146,184.38	0.03	10.375	622	146,184.38	95.00
Total	1,033	$466,922,479.27	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 3 and Group 4 Mortgage Loans was approximately 11.842%.

Initial Periodic Rate Cap for the Group 3 and Group 4 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
5.000	1,033	$466,922,479.27	100.00%	6.842%	695	$452,006.27	77.47%
Total	1,033	$466,922,479.27	100.00%

Subsequent Periodic Rate Cap for the Group 3 and Group 4 Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
2.000	1,033	$466,922,479.27	100.00%	6.842%	695	$452,006.27	77.47%
Total	1,033	$466,922,479.27	100.00%

Origination Channel for the Group 3 and Group 4 Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
Mortgage Professionals	733	$328,147,591.58	70.28%	6.843%	695	$447,677.48	77.83%
Consumer Direct	24	8,724,539.00	1.87	6.481	684	363,522.46	75.56
Correspondent	276	130,050,348.69	27.85	6.865	695	471,196.92	76.69
Total	1,033	$466,922,479.27	100.00%

Aggregate Mortgage Loans

Mortgage Rates for the Mortgage Loans(1)

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
4.501 - 5.000	8	$3,922,103.33	0.72%	5.000%	693	$490,262.92	79.59%
5.001 - 5.500	26	11,991,792.00	2.21	5.371	713	461,222.77	76.21
5.501 - 6.000	88	50,584,498.32	9.34	5.864	721	574,823.84	71.79
6.001 - 6.500	259	127,967,596.65	23.63	6.349	708	494,083.38	74.97
6.501 - 7.000	401	199,473,785.40	36.84	6.784	695	497,440.86	76.19
7.001 - 7.500	199	79,810,434.75	14.74	7.327	684	401,057.46	79.50
7.501 - 8.000	128	42,089,564.61	7.77	7.780	684	328,824.72	81.54
8.001 - 8.500	45	12,526,254.53	2.31	8.313	678	278,361.21	83.52
8.501 - 9.000	46	8,540,364.66	1.58	8.729	691	185,660.10	87.24
9.001 - 9.500	12	2,669,390.47	0.49	9.282	666	222,449.21	87.91
9.501 - 10.000	6	1,716,813.79	0.32	9.801	661	286,135.63	90.14
10.001 - 10.500	1	146,184.38	0.03	10.375	622	146,184.38	95.00
Total:	1,219	$541,438,782.89	100.00%
____________________
(1)
The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums.  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.798% per annum.  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans net of the insurance premiums charged by the lender was approximately 6.749% per annum.

Current Principal Balances for the Mortgage Loans(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
0.01 – 50,000.00	8	$295,149.66	0.05%	8.528%	680	$36,893.71	80.00%
50,000.01 – 100,000.00	34	2,601,936.84	0.48	7.939	679	76,527.55	78.52
100,000.01 – 150,000.00	78	9,759,246.60	1.80	7.695	686	125,118.55	83.76
150,000.01 – 200,000.00	97	16,994,510.76	3.14	7.235	681	175,201.14	81.15
200,000.01 – 250,000.00	80	18,064,861.04	3.34	7.161	682	225,810.76	81.98
250,000.01 – 300,000.00	78	21,534,067.33	3.98	6.952	696	276,077.79	78.42
300,000.01 – 350,000.00	66	21,509,510.55	3.97	7.112	689	325,901.68	83.10
350,000.01 – 400,000.00	63	23,574,155.62	4.35	6.716	696	374,192.95	81.05
400,000.01 – 450,000.00	104	44,718,109.22	8.26	6.930	689	429,981.82	77.94
450,000.01 – 500,000.00	161	76,387,126.26	14.11	6.845	698	474,454.20	79.30
500,000.01 – 550,000.00	99	51,980,330.96	9.60	6.614	703	525,053.85	77.59
550,000.01 – 600,000.00	105	60,545,824.53	11.18	6.790	699	576,626.90	77.95
600,000.01 – 650,000.00	69	43,216,532.50	7.98	6.614	698	626,326.56	77.16
650,000.01 – 700,000.00	49	33,090,418.90	6.11	6.638	700	675,314.67	77.22
700,000.01 – 750,000.00	49	35,826,741.74	6.62	6.868	699	731,157.99	75.08
750,000.01 – 800,000.00	12	9,259,400.00	1.71	6.376	709	771,616.67	75.29
800,000.01 – 850,000.00	4	3,264,950.00	0.60	6.503	721	816,237.50	67.91
850,000.01 – 900,000.00	12	10,428,530.00	1.93	6.530	706	869,044.17	73.09
900,000.01 – 950,000.00	9	8,321,200.00	1.54	6.611	700	924,577.78	69.76
950,000.01 – 1,000,000.00	18	17,762,431.38	3.28	6.528	687	986,801.74	63.76
1,000,000.01 – 1,250,000.00	11	12,464,750.00	2.30	6.585	732	1,133,159.09	64.92
1,250,000.01 – 1,500,000.00	12	16,838,999.00	3.11	6.411	706	1,403,249.92	65.28
3,000,000.00	1	3,000,000.00	0.55	6.750	755	3,000,000.00	50.00
Total	1,219	$541,438,782.89	100.00%
____________________
(1)	As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $444,166.

Original Loan-to-Value Ratios for the Mortgage Loans(1)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
20.01 – 30.00	2	$1,960,000.00	0.36%	6.000%	738	$980,000.00	25.71%
30.01 – 40.00	7	2,190,536.57	0.40	6.454	691	312,933.80	36.70
40.01 – 50.00	12	10,030,984.38	1.85	6.533	722	835,915.37	48.13
50.01 – 60.00	33	20,374,274.26	3.76	6.354	681	617,402.25	57.23
60.01 – 70.00	119	67,102,899.68	12.39	6.520	687	563,889.91	66.62
70.01 – 80.00	836	383,505,586.81	70.83	6.798	701	458,738.74	78.99
80.01 – 90.00	116	34,666,219.88	6.40	7.053	698	298,846.72	87.48
90.01 – 100.00	94	21,608,281.31	3.99	7.886	681	229,875.33	94.70
Total	1,219	$541,438,782.89	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 76.87%.

Original Term to Stated Maturity for the Mortgage Loans

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
360	1,219	$541,438,782.89	100.00%	6.798%	698	$444,166.35	76.87%
Total	1,219	$541,438,782.89	100.00%

Remaining Terms to Stated Maturity for the Mortgage Loans(1)

Remaining Terms to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
353	1	$304,000.00	0.06%	6.250%	751	$304,000.00	80.00%
354	1	370,000.00	0.07	7.375	634	370,000.00	79.57
355	3	805,142.63	0.15	7.297	664	268,380.88	80.00
356	6	1,831,530.42	0.34	7.270	655	305,255.07	82.27
357	10	2,856,745.81	0.53	6.892	693	285,674.58	79.86
358	87	26,557,046.81	4.90	6.973	706	305,253.41	82.21
359	365	144,460,789.24	26.68	6.832	701	395,782.98	76.60
360	746	364,253,527.98	67.28	6.767	696	488,275.51	76.52
Total	1,219	$541,438,782.89	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 360 months.

Geographic Distribution of the Mortgaged Properties for the Mortgage Loans

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Alabama	2	$150,044.48	0.03%	8.475%	642	$75,022.24	95.00%
Arizona	27	13,399,637.50	2.47	6.825	710	496,282.87	76.59
Arkansas	6	1,078,750.00	0.20	7.500	672	179,791.67	79.91
California	520	284,323,144.06	52.51	6.658	700	546,775.28	76.49
Colorado	13	9,266,595.00	1.71	6.747	718	712,815.00	59.92
Connecticut	4	1,850,000.00	0.34	7.250	705	462,500.00	75.13
Delaware	1	147,920.00	0.03	6.875	652	147,920.00	80.00
District of Columbia	6	2,416,399.78	0.45	6.753	689	402,733.30	76.35
Florida	117	38,930,045.91	7.19	7.077	682	332,735.44	75.94
Georgia	32	7,168,475.46	1.32	6.929	701	224,014.86	82.51
Hawaii	8	4,217,582.32	0.78	6.557	690	527,197.79	77.98
Illinois	34	14,417,668.75	2.66	6.999	718	424,049.08	76.65
Indiana	8	1,340,201.99	0.25	7.543	662	167,525.25	86.87
Kansas	2	1,272,000.00	0.23	6.990	679	636,000.00	80.00
Kentucky	1	379,000.00	0.07	6.000	679	379,000.00	84.22
Louisiana	1	272,000.00	0.05	7.625	670	272,000.00	71.58
Maine	3	985,200.00	0.18	6.849	693	328,400.00	82.30
Maryland	43	16,314,709.52	3.01	6.729	697	379,411.85	80.19
Massachusetts	23	10,803,200.00	2.00	7.298	689	469,704.35	76.21
Michigan	11	3,331,637.75	0.62	6.958	682	302,876.16	80.99
Minnesota	4	1,112,800.00	0.21	6.427	696	278,200.00	80.00
Missouri	3	577,800.00	0.11	7.572	686	192,600.00	90.45
Montana	1	749,305.36	0.14	6.375	668	749,305.36	35.71
Nevada	21	7,427,963.66	1.37	7.150	689	353,712.56	80.31
New Jersey	61	24,643,734.30	4.55	6.809	693	403,995.64	76.71
New Mexico	6	936,200.00	0.17	6.659	679	156,033.33	78.92
New York	85	39,682,428.92	7.33	6.953	692	466,852.10	77.77
North Carolina	15	3,824,657.38	0.71	6.581	705	254,977.16	75.49
Ohio	22	4,543,069.76	0.84	7.377	726	206,503.17	77.20
Oregon	8	2,507,178.88	0.46	6.948	682	313,397.36	73.89
Pennsylvania	8	1,496,820.23	0.28	8.643	646	187,102.53	85.89
Rhode Island	1	156,800.00	0.03	6.875	637	156,800.00	80.00
South Carolina	15	5,782,577.96	1.07	6.651	687	385,505.20	74.82
Tennessee	1	544,000.00	0.10	8.125	678	544,000.00	80.00
Texas	24	4,884,045.72	0.90	7.462	679	203,501.91	83.46
Utah	2	499,500.00	0.09	6.579	718	249,750.00	90.84
Virginia	55	19,497,702.78	3.60	6.845	696	354,503.69	80.88
Washington	23	10,221,985.42	1.89	6.841	703	444,434.15	79.28
Wisconsin	2	286,000.00	0.05	7.488	730	143,000.00	88.62
Total	1,219	$541,438,782.89	100.00%

Mortgagors’ FICO Scores for the Mortgage Loans(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Not available	24	$4,094,800.58	0.76%	7.656%	N/A	$170,616.69	76.84%
620 – 639	140	52,925,502.10	9.77	7.115	628	378,039.30	76.09
640 – 659	148	60,800,604.00	11.23	7.049	649	410,814.89	76.90
660 – 679	214	92,291,786.12	17.05	6.795	669	431,270.03	75.47
680 – 699	209	102,065,711.17	18.85	6.797	688	488,352.69	76.50
700 – 719	150	67,041,374.96	12.38	6.837	709	446,942.50	79.16
720 – 739	97	43,372,694.30	8.01	6.571	729	447,141.18	79.79
740 – 759	104	49,738,836.63	9.19	6.651	749	478,258.04	77.37
760 – 779	76	36,986,116.83	6.83	6.474	770	486,659.43	75.96
780 – 799	48	26,997,341.45	4.99	6.532	788	562,444.61	75.19
800 – 819	8	4,524,814.75	0.84	6.438	809	565,601.84	72.16
820 or above	1	599,200.00	0.11	6.75	822	599,200.00	80.00
Total	1,219	$541,438,782.89	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans (not including the Mortgage Loans for which the FICO Credit Score was not available) was approximately 698.

Types of Mortgaged Properties for the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Single Family Residence	727	$323,244,151.75	59.70%	6.782%	696	$444,627.44	76.84%
Planned Unit Development(PUD)	224	110,463,922.61	20.40	6.671	700	493,142.51	76.81
Low rise Condominium	109	36,908,670.83	6.82	6.989	701	338,611.66	78.56
Two-Family Residence	93	39,723,729.59	7.34	6.899	699	427,136.88	77.36
High rise Condominium	21	9,448,496.57	1.75	7.180	700	449,928.41	77.52
Three-Family Residence	19	10,080,650.00	1.86	7.034	706	530,560.53	74.37
Townhouse	14	4,914,850.00	0.91	7.218	673	351,060.71	80.16
Four-Family Residence	11	6,535,200.00	1.21	6.764	709	594,109.09	67.27
Cooperative	1	119,111.54	0.02	7.500	622	119,111.54	80.00
Total	1,219	$541,438,782.89	100.00%

Purposes of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Purchase	545	$220,633,901.90	40.75%	6.895%	709	$404,832.85	79.63%
Refinance (Rate/Term)	255	123,480,657.05	22.81	6.592	699	484,237.87	77.03
Refinance (Cash Out)	419	197,324,223.94	36.44	6.817	685	470,940.87	73.69
Total	1,219	$541,438,782.89	100.00%

Occupancy Types for the Mortgage Loans(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Primary Home	981	$460,040,932.74	84.97%	6.733%	698	$468,951.00	77.29%
Secondary Home	50	20,938,021.58	3.87	6.924	678	418,760.43	72.87
Investment	188	60,459,828.57	11.17	7.244	702	321,594.83	75.04
Total	1,219	$541,438,782.89	100.00%
____________________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Mortgage Loans

Type of Documentation Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Full/Alternate	203	$76,084,405.48	14.05%	6.675%	694	$374,800.03	79.59%
FastForward	3	2,123,200.00	0.39	6.568	771	707,733.33	76.23
Stated Income	616	280,972,536.63	51.89	6.777	695	456,124.25	77.55
No Ratio	199	100,997,078.24	18.65	6.823	711	507,523.01	77.06
No Income/No Asset	71	28,911,186.78	5.34	6.996	689	407,199.81	74.92
No Doc	127	52,350,375.76	9.67	6.935	695	412,207.68	69.98
Total	1,219	$541,438,782.89	100.00%

Loan Age for the Mortgage Loans(1)

Loan Age (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
0	746	$364,253,527.98	67.28%	6.767%	696	$488,275.51	76.52%
1	365	144,460,789.24	26.68	6.832	701	395,782.98	76.60
2	87	26,557,046.81	4.90	6.973	706	305,253.41	82.21
3	10	2,856,745.81	0.53	6.892	693	285,674.58	79.86
4	6	1,831,530.42	0.34	7.270	655	305,255.07	82.27
5	3	805,142.63	0.15	7.297	664	268,380.88	80.00
6	1	370,000.00	0.07	7.375	634	370,000.00	79.57
7	1	304,000.00	0.06	6.250	751	304,000.00	80.00
Total	1,219	$541,438,782.89	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately 0 months.

Loan Programs for the Mortgage Loans

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
3/1 LIBOR Fully Amortizing	38	$10,127,994.81	1.87%	7.297%	685	$266,526.18	79.80%
3/1 LIBOR 40/30 Balloon	21	5,596,916.37	1.03	7.424	704	266,519.83	79.81
3/1 LIBOR Interest Only	127	58,791,392.44	10.86	6.299	721	462,924.35	71.32
5/1 LIBOR Fully Amortizing	106	35,295,508.45	6.52	6.960	691	332,976.49	76.50
5/1 LIBOR 40/30 Balloon	66	22,624,787.90	4.18	7.332	668	342,799.82	80.60
5/1 LIBOR Interest Only	861	409,002,182.92	75.54	6.805	697	475,031.57	77.38
Total	1,219	$541,438,782.89	100.00%

Original Interest Only Terms of the Mortgage Loans

Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	231	$73,645,207.53	13.60%	7.156%	684	$318,810.42	78.46%
120	988	467,793,575.36	86.40	6.741	700	473,475.28	76.62
Total	1,219	$541,438,782.89	100.00%

Prepayment Charge Terms and Type of the Mortgage Loans

Prepayment Charge Term and Type (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
None	519	$257,545,309.62	47.57%	6.765%	705	$496,233.74	75.69%
12 Months – Hard	266	122,313,937.06	22.59	6.840	699	459,826.83	76.79
24 Months – Hard	80	28,264,057.71	5.22	6.928	678	353,300.72	79.45
36 Months – Hard	353	133,128,878.50	24.59	6.794	686	377,135.63	78.67
36 Months – Soft	1	186,600.00	0.03	7.250	660	186,600.00	84.82
Total	1,219	$541,438,782.89	100.00%

Gross Margins for the Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
2.500 – 2.999	1,041	$496,419,300.80	91.69%	6.743%	699	$476,867.72	75.98%
3.000 – 3.499	68	20,651,085.60	3.81	6.856	687	303,692.44	82.34
3.500 – 3.999	71	16,857,587.98	3.11	7.512	692	237,430.82	89.64
4.000 – 4.499	36	6,943,037.94	1.28	8.652	678	192,862.17	92.39
4.500 – 4.999	1	123,900.84	0.02	7.125	708	123,900.84	80.00
6.000 – 6.499	2	443,869.73	0.08	8.824	632	221,934.87	93.53
Total	1,219	$541,438,782.89	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.816%.

Months to Initial Adjustment Date for the Mortgage Loans

Range of Number of Months to Initial Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to- Value Ratio
21 – 30	2	$674,000.00	0.12%	6.868%	687	$337,000.00	79.76%
31 – 40	184	73,842,303.62	13.64	6.516	715	401,316.87	73.05
51 – 60	989	442,981,245.27	81.82	6.853	694	447,908.24	77.62
61 – 70	44	23,941,234.00	4.42	6.639	704	544,118.95	74.75
Total	1,219	$541,438,782.89	100.00%

Maximum Mortgage Rates for the Mortgage Loans(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
10.000 – 10.499	11	$5,913,392.00	1.09%	5.141%	697	$537,581.09	81.65%
10.500 – 10.999	42	22,683,466.00	4.19	5.778	710	540,082.52	74.56
11.000 – 11.499	167	82,912,500.23	15.31	6.159	709	496,482.04	75.53
11.500 – 11.999	438	224,526,045.19	41.47	6.631	700	512,616.54	76.03
12.000 – 12.499	197	89,598,212.53	16.55	6.986	694	454,813.26	76.09
12.500 – 12.999	190	72,887,325.98	13.46	7.404	687	383,617.51	77.91
13.000 – 13.499	70	20,172,224.66	3.73	7.876	685	288,174.64	82.82
13.500 – 13.999	59	13,467,485.53	2.49	8.324	677	228,262.47	83.96
14.000 – 14.499	25	4,965,879.82	0.92	8.573	673	198,635.19	84.95
14.500 – 14.999	12	2,680,707.31	0.50	9.162	685	223,392.28	88.88
15.000 – 15.499	4	844,829.85	0.16	9.481	672	211,207.46	95.00
15.500 – 15.999	2	395,390.00	0.07	9.623	737	197,695.00	94.82
16.000 – 16.499	2	391,323.79	0.07	10.000	663	195,661.90	95.00
Total	1,219	$541,438,782.89	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 11.935%.

Initial Periodic Rate Cap for the Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
2.000	186	$74,516,303.62	13.76%	6.519%	715	$400,625.29	73.11%
5.000	1,033	466,922,479.27	86.24	6.842	695	452,006.27	77.47
Total	1,219	$541,438,782.89	100.00%
____________________
(1)	As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Mortgage Loans was approximately 4.587%.

Subsequent Periodic Rate Cap for the Mortgage Loans

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
2.000	1,219	$541,438,782.89	100.00%	6.798%	698	$444,166.35	76.87%
Total	1,219	$541,438,782.89	100.00%

Origination Channel for the Mortgage Loans

Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Average Current Principal Balance	Weighted Average Loan-to-Value Ratio
Mortgage Professionals	862	$373,919,068.44	69.06%	6.812%	697	$433,780.82	77.61%
Consumer Direct	25	9,028,539.00	1.67	6.474	686	361,141.56	75.71
Correspondent	332	158,491,175.45	29.27	6.782	700	477,383.06	75.19
Total	1,219	$541,438,782.89	100.00%

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement.  The following sections of this free writing supplement are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued.  They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement.  When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.  We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.  The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2007-AR13 will consist of the Class 1-A-1, Class 2-A-1, Class 3-A-1, Class 3-X, Class 4-A-1, Class 4-X, Class C-M, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class P and Class L Certificates.  Only the classes of certificates listed on the cover page of this free writing supplement (all of which are together referred to as the “offered certificates”) are offered by this free writing supplement.

When describing the certificates in this free writing supplement, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 2-A-1, Class 3-A-1, Class 3-X, Class 4-A-1, Class 4-X, Class C-M and Class A-R Certificates

Subordinated Certificates	Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates

Group 1 Senior Certificates	Class 1-A-1 and Class A-R Certificates

Group 2 Senior Certificates	Class 2-A-1 Certificates

Group 3 Senior Certificates	Class 3-A-1 and Class 3-X Certificates and Class C-M-1 Component

Group 4 Senior Certificates	Class 4-A-1 and Class 4-X Certificates and Class C-M-2 Component

Super Senior Certificates	Class 3-A-1 and Class 4-A-1 Certificates

Support Components	Class C-M-1 and Class C-M-2 Component

Components	Class C-M-1 and Class C-M-2 Component

Private Certificates	Class B-4, Class B-5, Class B-6, Class P and Class L Certificates

The certificates are generally referred to as the following types:

Class	Type
Class 1-A-1 Certificates:	Senior/ Variable Rate

Class 2-A-1 Certificates:	Senior/ Variable Rate

Class 3-A-1 Certificates:	Senior/Super Senior/Variable Rate

Class 3-X Certificates:	Senior/Notional Amount/Interest Only/Fixed Rate

Class	Type
Class 4-A-1 Certificates:	Senior/Super Senior/Variable Rate

Class 4-X Certificates:	Senior/Notional Amount/Interest Only/Fixed Rate

Class C-M Certificates:	Senior/Support/Variable Rate/Component

Class A-R Certificates:	Senior/REMIC Residual

Subordinated Certificates:	Subordinate/Variable Rate

Class P Certificates:	Prepayment Charges

Class L Certificates:	Late Payment Fees

The Class P, Class L, Class B-4, Class B-5 and Class B-6 Certificates (all of which are together are sometimes referred to as the “private certificates”) are not offered by this free writing supplement.  The pass-through rate for each class of private certificates other than the Class P and Class L Certificates will be calculated as described under “—Interest” in this free writing supplement.  The Class P and Class L Certificates will not bear interest.  The Class P Certificates will be entitled to all prepayment charges and the Class L Certificates will be entitled to all late payment fees, received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the other classes of certificates.  The classes of offered certificates will have the respective initial Class Certificate Balances and initial Notional Amounts and pass-through rates set forth on the cover page or as described in this free writing supplement.  The initial Class Certificate Balances may vary in the aggregate by plus or minus 10%.  Any information contained in this free writing supplement with respect to the Class P, Class L, Class B-4, Class B-5 and Class B-6 Certificates is provided only to permit a better understanding of the offered certificates.

The “Class Certificate Balance” of any class of certificates (other than the Class C-M Certificates and the Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

•	all amounts previously distributed to holders of certificates of that class as distributions of principal, and

•	the amount of Realized Losses (including Excess Losses) allocated to that class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of distribution priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P and Class L Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

The Notional Amount Certificates do not have a Class Certificate Balance and are not entitled to any distribution in respect of principal on the Mortgage Loans in any loan group.

The senior certificates will have an initial aggregate Class Certificate Balance of approximately $490,000,100 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 90.50%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 3.65%, 1.95%, 1.00%, 1.25%, 0.90% and 0.75%, respectively.

The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Component Classes

Solely for purposes of calculating distributions and allocating losses, the Class C-M Certificates will be made up of two components having the designations and initial Component Balances set forth below as of the closing date:

Designation	Initial Component Balance (approximate)
Class C-M-1 Component	$20,387,000

Class C-M-2 Component	$23,972,000

The “Component Balance” with respect to any Class C-M Component as of any Distribution Date is the initial Component Balance of that component reduced by the sum of

•	all amounts previously distributed to that component of Class C-M Certificates as distributions of principal, and

•	the amount of Realized Losses (including Excess Losses) allocated to that component;

provided, however, that the Component Balance of a Class C-M Component to which Realized Losses have been allocated will be increased, by the amount of Subsequent Recoveries on the Mortgage Loans in the related loan group distributed as principal to the related certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Component Balance of that Class C-M Component.

The “Class Certificate Balance” of the Class C-M Certificates on any Distribution Date will equal the aggregate Component Balance of the Class C-M Components on that Distribution Date.  The Class C-M Components will not be separately transferable from the Class C-M Certificates.  As used in this free writing supplement, “Class C-M Component” will mean the Class C-M-1 Component or Class C-M-2 Component, as applicable.  The Class C-M-1 Component will relate to loan group 3 and the Class C-M-2 Component will relate to loan group 4.

References in this free writing supplement to the aggregate Class Certificate Balance (or words of similar import) of the Senior Certificates in a senior certificate group include the Component Balance of the applicable Class C-M Component.

Notional Amount Certificates

The Class 3-X and Class 4-X Certificates do not have Class Certificate Balances but will bear interest on their respective Notional Amounts.  The “Notional Amount” for the Class 3-X Certificates for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class 3-A-1 Certificates immediately prior to that Distribution Date.  The “Notional Amount” for the Class 4-X Certificates for the interest accrual period for any Distribution Date will equal the Class Certificate Balance of the Class 4-A-1 Certificates immediately prior to that Distribution Date.

Book-Entry Certificates

The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”).  The Class A-R Certificates will be issued as a single certificate in fully registered certificated form.  Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold their Book-Entry Certificates through The Depository Trust Company (“DTC”) in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing supplement) or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Investors may hold such beneficial interests in the Senior Certificates (other than the Class A-R Certificates) in minimum denominations representing Class Certificate Balances or Notional Amounts of $25,000 and integral multiples of $1,000 in excess thereof.  Investors may hold such beneficial interests in the Class B-1, Class B-2 and Class B-3 Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1,000 in excess thereof.  One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner’s Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme.”  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000 DBC was renamed “Clearstream Banking AG.”  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC.  DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participant in accordance with DTC’s normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

On or before the closing date, the Servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders.  The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement.  The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement.  On or before the closing date, the trustee will establish an account (the “Distribution Account”), which will be maintained with the trustee in trust for the benefit of the certificateholders.  On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds, prepayment charges and late payment fees for that Distribution Date and will deposit such amounts in the Distribution Account.  The holders of the Class P Certificates will be entitled to all prepayment charges, and the holders of the Class L Certificates will be entitled to all late payment fees, received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates.  There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Distribution Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for such Distribution Date.  The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

Investments of Amounts Held in Accounts

The Certificate Account.  At the direction of the Servicer, all funds in the Certificate Account will be invested in permitted investments so long as such funds are received from the Servicer in a timely manner along with specific instructions as to how such funds are to be invested.  All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein.  The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account.  The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

Distribution Account.  Funds on deposit in the Distribution Account will not be invested.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Servicing Fee / Servicer	0.3750% per annum of the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Interest collected with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries that are allocable to accrued and unpaid interest (4)	Monthly

Additional Servicing Compensation / Servicer	• Prepayment Interest Excess (5)	Compensation	Interest collections with respect to certain Mortgage Loans that prepay in full	Time to time

	• All assumption fees and other similar charges (excluding prepayment charges and late payment fees)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account.	Compensation	Investment income related to the Certificate Account	Monthly

	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries	Time to time

Trustee Fee / trustee	0.0065% per annum of the Stated Principal Balance of each Mortgage Loan	Compensation	Amounts in respect of interest on the Mortgage Loans	Monthly

Expenses

Insurance expenses / Servicer	Expenses incurred by the Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Advances / Servicer	To the extent of funds available, the amount of any advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)
Time to time

Indemnification expenses / the Seller, the Servicer and the depositor	Amounts for which the seller, the Servicer and the depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Monthly

(1)
If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing supplement.  Any change to the fees and expenses described in this free writing supplement would require an amendment to the pooling and servicing agreement.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3)	The Servicing Fee Rate for each Mortgage Loan will equal 0.3750% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)
The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5)
“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)	Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in June 2007 (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date.  The “Record Date” is the last business day of the month immediately preceding the month of such Distribution Date for all certificates.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing supplement, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan groups remaining after distribution to the senior certificates related to such loan groups.  Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case, after giving effect to distributions on all classes of senior certificates in the following order of priority:

•	to current and unpaid interest on each class or component of senior certificates in the related senior certificate group, pro rata based on their respective interest distribution amounts;

•
to principal on the classes and component of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing supplement under “Description of the Certificates—Principal,” in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and component of certificates in the related senior certificate group on the Distribution Date;

•
from Available Funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to (x) any distributions that may be required to be made as described in this free writing supplement under “—Cross-Collateralization” and (y) the limitations set forth in this free writing supplement under “Description of the Certificates—Principal;” and

•	any remaining amounts to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of

•
all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to payments not received by the Determination Date;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group;

•
all partial or full prepayments with respect to the Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and the related Compensating Interest; and

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the Seller or the Servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

The classes of offered certificates will have the respective pass-through rates set forth on the cover page of this free writing supplement or as described below.

The pass-through rate for the Class 1-A-1 and Class  A-R Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 1 Mortgage Loans.  The pass-through rate for the Class 1-A-1 and Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.162364370% per annum.

The pass-through rate for the Class 2-A-1 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 2 Mortgage Loans.  The pass-through rate for the Class 2-A-1 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.064800124% per annum.

The pass-through rate for the Class 3-A-1 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 3 Mortgage Loans minus the pass-through rate for the Class 3-X Certificates.  The pass-through rate for the Class 3-A-1 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.813413253% per annum.

The pass-through rate for the Class 4-A-1 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate of the Group 4 Mortgage Loans minus the pass-through rate for the Class 4-X Certificates.  The pass-through rate for the Class 4-A-1 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.457522803% per annum.

The pass-through rate for the Class C-M Certificates for the interest accrual period related to each Distribution Date will equal the weighted average of the pass-through rates on the Class C-M Components.  The pass-through rate for a Class C-M Component for the interest accrual period for any Distribution Date will be the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the related loan group.  The pass-through rate for the Class C-M Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.411495810%  per annum.

The “Weighted Average Adjusted Net Mortgage Rate” for a loan group and any Distribution Date means a per annum rate equal to the average of the adjusted net mortgage rate of each Mortgage Loan in that loan group, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period that ends during such Due Period).

The “Due Period” means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

The pass-through rate for each class of subordinated certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the sum of the following for each loan group:  the product of (x) the Weighted Average Adjusted Net Mortgage Rate of the related Mortgage Loans in that loan group as of the first day of the prior calendar month and (y) a fraction, the numerator of which is the related Assumed Balance immediately prior to that Distribution Date, and the denominator of which is the sum of the Assumed Balance for each loan group immediately prior to that Distribution Date.

On each Distribution Date, to the extent of funds available, each interest-bearing class and component of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This “interest distribution amount” for any interest-bearing class and component will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance, Notional Amount or Component Balance, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called “unpaid interest amounts”).

With respect to each Distribution Date for all of the interest-bearing classes, the “interest accrual period” will be the calendar month preceding the month of the Distribution Date.  Each interest accrual period will be deemed to consist of 30 days.  Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates.  With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group and Distribution Date and

•
the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes or component of the related senior certificates and the classes of subordinated certificates on such Distribution Date, based on the amount of interest each such class or component of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class’ share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date.  The “Assumed Balance” for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date).  Notwithstanding the foregoing, on any Distribution Date after the third Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local laws.

With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the Compensating Interest for each other loan group over the aggregate of the prepayment interest shortfalls for that loan group.  A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month’s interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

If on any Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under “—Priority of Distributions Among Certificates” are insufficient to make a full distribution of the interest entitlement on the group of certificates related to that loan group, interest will be distributed on each class and component of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall.  Any unpaid interest amount will be carried forward and added to the amount holders of each class and component of certificates in that certificate group will be entitled to receive on the next Distribution Date.  A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month.  Any unpaid interest amount so carried forward will not bear interest.

Principal

Principal Amount.  On each Distribution Date, the Principal Amount for each loan group will be distributed as principal with respect to the related senior certificates (other than the Notional Amount Certificates) in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount for that loan group.

The “Principal Amount” for any Distribution Date and loan group will equal the sum of:

(a)	all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

(b)
the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan in that loan group that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

(c)	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

(d)
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

(e)
with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

(f)
all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loans in that loan group that was repurchased due to modification of the Mortgage Loan in lieu of refinancing,

(g)
(A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries in that loan group that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, any such Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

Senior Principal Distribution Amount.  On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the classes and components of senior certificates as follows:

(a)	with respect to loan group 1, sequentially, to the Class A-R and Class 1-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

(b)	with respect to loan group 2, to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

(c)
with respect to loan group 3, concurrently, to the Class 3-A-1 Certificates and Class C-M-1 Component, pro rata, until the Class Certificate Balance and Component Balance thereof are reduced to zero; and

(d)	with respect to loan group 4, concurrently, to the Class 4-A-1 Certificates and Class C-M-2 Component, pro rata, until the Class Certificate Balance and Component Balance thereof are reduced to zero.

“Prepayment Period” means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

“Stated Principal Balance” means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs.  The “pool principal balance” equals the aggregate Stated Principal Balance of the Mortgage Loans.

The “Senior Principal Distribution Amount” for a loan group for any Distribution Date will equal the sum of

(i)	the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and Distribution Date,

(ii)	for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

(a)	the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

(b)	either

(x)
if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

(y)
if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

(iii)	the Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss; provided further, however, that on any Distribution Date after the third Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the issuing entity, as opposed to only the Mortgage Loans in the related loan group.

The “Senior Percentage” for any senior certificate group and Distribution Date is the percentage equivalent (not greater than 100%) of a fraction the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group immediately before the Distribution Date and the denominator of which is the aggregate Stated Principal Balance of each Mortgage Loan in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received on the related Mortgage Loans in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after the third Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent (not greater than 100%) of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

For any Distribution Date on and prior to the third Senior Termination Date, the “Subordinated Percentage” for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the third Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The Subordinated Prepayment Percentage for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage for that Distribution Date.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows:  for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of any senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%).  Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the Mortgage Loans:

•
the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six-month period), as a percentage of (a) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after the third Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date does not equal or exceed 50%, and

•	cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the related Mortgage Loans as of the Cut-off Date or (ii) if such date is after the third Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the “original subordinate principal balance”), commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in May 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for that Distribution Date and (y) after the Distribution Date in May 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the “Two Times Test”), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

The “Aggregate Subordinated Percentage” for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

If on any Distribution Date the allocation to the class, classes or component of senior certificates then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance or Component Balance of the class, classes or component below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Cross-Collateralization

Cross-Collateralization due to disproportionate principal payments.  On each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the third Senior Termination Date, all principal on the Mortgage Loans in the loan group related to the senior certificate group that will have been paid in full will be distributed on a pro rata basis, based on the Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%.  If principal from one loan group is distributed to the senior certificates of another loan group according to this paragraph, the subordinated certificates will not receive that principal amount on the Distribution Date.

Cross-Collateralization due to disproportionate Realized Losses in one loan group.  If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, after giving effect to distributions to be made on that Distribution Date, is greater than the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (any such group, the “Undercollateralized Group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, until the aggregate Class Certificate Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (such distribution, an “Undercollateralization Distribution”).  If the senior certificates of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the senior certificates of that related senior certificate group.  If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates in each senior certificate group exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans for each related Undercollateralized Group.  If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distribution will be allocated among such senior certificate groups, pro rata, based upon the aggregate Class Certificate Balance of the related senior certificates.  Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

All distributions described in this “Cross-Collateralization” section will be made in accordance with the priorities set forth under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” above and“— Subordinated Principal Distribution Amount” below.

Subordinated Principal Distribution Amount.  On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from each loan group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from each loan group for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the “Applicable Credit Support Percentage”) is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the “Original Applicable Credit Support Percentage”), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the “Restricted Classes”) and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before that Distribution Date.

The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

Class B-1	9.50%
Class B-2	5.85%
Class B-3	3.90%
Class B-4	2.90%
Class B-5	1.65%
Class B-6	0.75%

The “Subordinated Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of:

•	the Subordinated Percentage for that loan group of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and that Distribution Date,

•
for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan, as of the Due Date in the month preceding the month of that Distribution Date, and

•	the Subordinated Prepayment Percentage for that loan group of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and that Distribution Date.

On any Distribution Date after the third Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

Residual Certificates.  The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above and, after the final distribution has been made with respect to the certificates. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

On each Distribution Date, any Realized Loss, other than Excess Losses, on the Mortgage Loans will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the senior certificates (other than the Notional Amount Certificates) of the related senior certificate group as follows: (1) any Realized Losses, other than Excess Losses, on the Group 1 Mortgage Loans and on the Group 2 Mortgage Loans will be allocated to the Class 1-A-1 and Class 2-A-1 Certificates, respectively, until their respective Class Certificate Balances are reduced to zero; (2) any Realized Losses, other than Excess Losses, on the Group 3 Mortgage Loans will be allocated sequentially, to the Class C-M-1 Component and the Class 3-A-1 Certificates, in that order, until the Component Balance and Class Certificate Balance thereof are reduced to zero; and (4) any Realized Losses, other than Excess Losses, on the Group 4 Mortgage Loans will be allocated sequentially to the Class C-M-2 Component and the Class 4-A-1 Certificates, in that order, until the Component Balance and Class Certificate Balance thereof are reduced to zero

On each Distribution Date, Excess Losses on the Mortgage Loans in a loan group will be allocated among the classes of senior certificates of the related senior certificate group and the classes of subordinated certificates as follows:

•
the applicable Senior Percentage of such Excess Loss will be allocated among the classes and component of senior certificates (other than the Notional Amount Certificates) in that senior certificate group, pro rata, based on their Class Certificate Balances and Component Balance and

•
the applicable Subordinated Percentage of such Excess Loss will be allocated among the classes of subordinated certificates, pro rata, based on each class’ share of the Assumed Balance for the applicable loan group.

The “Senior Credit Support Depletion Date” is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.  “Excess Losses” are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. “Bankruptcy Losses” are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. “Special Hazard Losses” are Realized Losses in respect of Special Hazard Mortgage Loans.  “Fraud Losses” are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received.  A “Special Hazard Mortgage Loan” is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P and Class L Certificates.

Credit Enhancement

Subordination

Any Realized Losses on the Mortgage Loans that are allocable to the senior certificates will be allocated among the related classes and component of senior certificates as specified under “Description of the Certificates ─ Allocation of Losses” in this free writing supplement.

The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of related subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the related subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing supplement. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs.

The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

•	Special Hazard Losses in an initial amount expected to be up to approximately $6,000,000 (the “Special Hazard Loss Coverage Amount”),

•	Bankruptcy Losses in an initial amount expected to be up to approximately $249,060 (the “Bankruptcy Loss Coverage Amount”) and

•	Fraud Losses in an initial amount expected to be up to approximately $16,243,163 (the “Fraud Loss Coverage Amount”).

The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of:

•	that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the closing date, or

•	the greatest of

•	1% of the aggregate of the principal balances of the Mortgage Loans,

•	twice the principal balance of the largest Mortgage Loan and

•
the aggregate principal balances of the Mortgage Loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates.  In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

•	1.00% of the then current pool principal balance, in the case of the first, second, third and fourth such anniversary, and

•	the excess of

•	the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

•	the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

The amount of coverage provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

A “Deficient Valuation” is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.